PART II— OFFERING CIRCULAR

Paradyme Equities, LLC

(the “Company” or “Company”)

Preliminary Prospectus dated_______________________________

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before qualification under the laws of any such state. The Company may elect to satisfy its obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

We are offering 50,000 of Class A Interests (“Class A Interests” or “Units”) at $1,000 per Unit through our Manager (the “Offering.”) The Class A Interests shall bear a Preferred Return (“Preferred Return”) of eight and a half percent (8.5%) on invested capital. Funds will be made immediately available to the Company once the Company raises a minimum of $500,000 (“Minimum Offering”) for the purposes of acquiring assets or working capital. Thereafter, the Class A Members shall share, pro rata, in twenty-five percent (25%) of the remaining available cash flow. The Manager will return funds to all subscribers within 72 hours of the end of the Offering Period if the Minimum Offering amount is not raised by the Company. In this circumstance, the Company intends on returning funds as they were received; for example, if a check was received, the Company will issue a check to the subscriber to return funds. If a wire was received the Company will issue a return wire to the subscriber. This Offering terminates in 365 days after commencement of this Offering. We have adopted a Limited Company repurchase program which we intend to enact after the offering closes that may enable you to sell your Class A Interests to us in limited circumstances. There are provisions for the return of funds except pursuant to our Withdrawal Policy which is discussed at “Withdrawal, Redemption Policy and Other Events of Dissociation” on page 60. Please note that no Withdrawal Requests will be honored while Preferred Returns payable to the Members as discussed herein are in arrears. Commissions may be paid for the sale of the Units offered by the Company, see “USE OF PROCEEDS” on page 31.

No public market currently exists for our Units. The Company will be managed by Paradyme Funding, Inc. (the “Manager.”). The Company has set a minimum investment requirement of $10,000 but may accept subscriptions for less at the discretion of our Manager. We do not intend to place the funds into a segregated account and will hold them in our corporate account until the minimum amount of $500,000 is reached. Therefore, purchasers of our Units qualified hereunder may be unable to sell their securities, because there may not be a public market for our securities. Any purchaser of our securities should be in a financial position to bear the risks of losing their entire investment.

Paradyme Equities, LLC OFFERING CIRCULAR
1

We expect to use substantially all of the net proceeds from this offering to acquire: (i) real estate secured loans (fixed and variable interest rate), primarily bridge loans and other loans secured by real estate (“Mortgage Loans”). The Company has not identified any Mortgage Loans to acquire and thus, this is a blind pool offering where our Members will be unable to evaluate our assets prior to acquisition. (See “RISK FACTORS” on page 7.)

The Company is considered an “emerging growth company” under Section 101(a) of the Jumpstart Our Business Startups Act as it is an issuer that had total annual gross revenues of less than $1 billion during its most recently completed fiscal year.

Our independent auditors included an explanatory paragraph in the report on our 2016 financial statements related to our ability to continue as a going concern.

See the section entitled “RISK FACTORS” beginning on page 7 for a discussion of risks to consider before purchasing our Class A Interests.

INVESTMENT IN SMALL BUSINESSES INVOLVES A HIGH DEGREE OF RISK, AND INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. SEE THE SECTION ENTITLED “RISK FACTORS.”

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED OR APPROVED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THESE AUTHORITIES HAVE NOT PASSED UPON THE ACCURACY OR ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR SELLING LITERATURE. THESE SECURITIES ARE OFFERED UNDER AN EXEMPTION FROM REGISTRATION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THESE SECURITIES ARE EXEMPT FROM REGISTRATION.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(D)(2)(I)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

Paradyme Equities, LLC OFFERING CIRCULAR
2

Paradyme Equities, LLC OFFERING CIRCULAR
3

PROSPECTUS SUMMARY

This summary contains basic information about the Fund and the Offering. Because it is a summary, it does not contain all the information that you should consider before investing. You should read the entire Prospectus carefully, including the risk factors and our financial statements and the related notes to those statements included in this prospectus. Except as otherwise required by the context, references in this prospectus to "we," "our," "us," “the Company,” and “Paradyme Equities” refer to Paradyme Equities, LLC.

We were formed on May 16, 2017 and have not yet commenced operations.

We are not a blank check company and do not consider ourselves to be a blank check company as we:

☐	Have a specific business plan. We have provided a detailed plan for the next twelve (12) months throughout our Prospectus.

☐	Have no intention of entering into a reverse merger with any entity in an unrelated industry in the future.

Since our inception through July 31, 2017, we have not generated any revenues and have not incurred any expenses. We anticipate the commencement of generating revenues in the next twelve months. The capital raised in this offering has been budgeted to cover the costs associated with beginning to operate our company, marketing expense, and acquisition-related costs. We intend on using the majority of the proceeds from this Offering for the acquisition of real estate-related assets. However, closing and other acquisition-related costs such as title insurance, professional, fees and taxes will likely require cash. We do not have the ability to quantify any of the expenses as they will all depend on the size of deal, price, and place versus procuring new financing, due diligence performed (such as appraisal, environmental, property condition reports), legal and accounting, etc. There is no way to predict or otherwise detail expenses.

We intend on engaging in the following activities:

1.	Primarily, acquire real estate secured loans (fixed and variable interest rate), primarily first mortgage loans, but also potentially including second mortgage loans, mezzanine loans, subordinated mortgage loans, subordinated loans secured by real estate, bridge loans, real estate secured loans where a portion of the return is dependent upon performance-based metrics, owner occupant secured loans and other loans secured by real estate (“Mortgage Loans”); This consists of acquiring loans that have been made to real estate entrepreneurs for the purposes of acquiring or refinancing investment properties. These loans are often provided as mezzanine or bridge financing, but not exclusively. We intend to provide asset-based loan capital through which a borrower receives funds secured by the value of a parcel of real estate. These loans are typically issued at higher interest rates than conventional commercial or residential property loans. We intend to use a loan purchase criteria based on loan-to-value, property location, borrower experience, and other feasibility factors discussed herein.

Paradyme Equities, LLC OFFERING CIRCULAR
4

2.	INVESTMENT POLICIES OF COMPANY on page 46, will determine whether the Manager will purchase a note on behalf of the Company.

3.	Invest in any opportunity our Manager sees fit within the confines of the market, marketplace, and economy so long as those investments are real estate related and within the investment objectives of the Company.

In all cases, the debt on any given property must be such that it fits with the Investment Policies of the Company. We may leverage our equity capital on a 1 to 1 basis meaning that for every $1 of equity capital raised, we may borrow $1.00 to leverage our purchasing power.

The Company does not currently own any assets. Please see our “DESCRIPTION ” on page 48. We believe we will need at least $20,000 to provide working capital and $30,000 for professional fees for the next 12 months.

Ryan Garland and Ivan Oberon, through our Manager, will be in charge of our day to day operations until such time we are able to hire other personnel. Initially, Our principals intend to devout 20 hours to our business until such time that they are needed on a full-time basis. Even if we sell all the securities offered, the majority of the proceeds of the offering will be spent for the purchase of Mortgage Loans and, to a lesser extent, operational costs. Investors should realize that following the qualification of this Offering, we will be required to raise capital to cover the costs associated with our plans of operation.

Some of our Risk Factors include:

•	We are an emerging growth company with a limited operating history.
•	Subscribers will have limited control in our company with limited voting rights. The Managing Members will manage the day to day operations of the Company.
•	We may require additional financing, such as bank loans, outside of this offering in order for our operations to be successful.
•	We have not conducted any revenue-generating activities and as such have not generated any revenue since inception.
•	Our offering price is arbitrary and does not reflect the book value of our Class A Interests.
•	Investments in real estate and real estate-related assets are speculative and we will be highly dependent on the performance of the real estate market.
•	Our independent auditors have noted there are risk factors associated with our ability to continue as a going Company in the independent auditors’ report to the financial statements included in the Offering.
•	The Company does not currently own any assets.

Paradyme Equities, LLC OFFERING CIRCULAR
5

EXEMPTIONS UNDER JUMPSTART OUR BUSINESS STARTUPS ACT

We are an emerging growth company. An emerging growth company is one that had total annual gross revenues of less than $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) during its most recently completed fiscal year. We would lose our emerging growth status if we were to exceed $1,000,000,000 in gross revenues. We are not sure this will ever take place.

Because we are an emerging growth company, we have the exemption from Section 404(b) of Sarbanes-Oxley Act of 2002 and Section 14A(a) and (b) of the Securities Exchange Act of 1934. Under Section 404(b), we are now exempt from the internal control assessment required by subsection (a) that requires each independent auditor that prepares or issues the audit report for the issuer shall attest to, and report on, the assessment made by the management of the issuer. We are also not required to receive a separate resolution regarding either executive compensation or for any golden parachutes for our executives so long as we continue to operate as an emerging growth company.

We hereby elect to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1).

We will lose our status as an emerging growth company in the following circumstances:

☐	The end of the fiscal year in which our annual revenues exceed $1 billion.

☐	The end of the fiscal year in which the fifth anniversary of our IPO occurred.

☐	The date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt.

☐	The date on which we qualify as a large accelerated filer.

Paradyme Equities, LLC OFFERING CIRCULAR
6

RISK FACTORS

Investors in the Company should be particularly aware of the inherent risks associated with our business. As of the date of this filing our management is aware of the following material risks.

General Risks Related to Our Business

We are an emerging growth company organized in May 2017 and have recently commenced operations, which makes an evaluation of us extremely difficult. At this stage of our business operations, even with our good faith efforts, we may never become profitable or generate any significant amount of revenues, thus potential investors have a probability of losing some or all of their investment.

We were organized in May 2017, and have not started operations other than organizational functions as of the date of this document. As a result of no start-up operations we have; (i) generated no revenues, (ii) will accumulate deficits due to organizational and start-up activities, business plan development, and professional fees since we organized. In that we have not started operations, there is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. Our future operating results will depend on many factors, including our ability to raise adequate working capital, availability of properties for purchase, the level of our competition and our ability to attract and maintain key management and employees.

We are significantly dependent on Paradyme Funding (LIC# 02014656) (“Lender”). The loss of Lender or their services would have an adverse effect on our business, operations, and prospects in that we may not be able to obtain new Lender services under the same financial arrangements, which could result in a loss of your investment.

Our business plan is significantly dependent upon the Lender. It would be difficult to replace the Lender at such an early stage of development of the Company. The loss of the Lender’s services would have an adverse effect on our business, operations, and prospects, and could result in the loss of one's investment. There can be no assurance that we would be able to locate or replace the Lender, should their services be discontinued. In the event that we are unable to replace Lender, we would be required to cease pursuing our business plan, which could result in a loss of your investment

Our independent auditors have noted in their report there are risk factors associated with our ability to continue as a going concern.

The Company's ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they become due.

Paradyme Equities, LLC OFFERING CIRCULAR
7

You will not have the opportunity to evaluate our investments before we make them, which makes your investment more speculative.

You will be unable to evaluate the economic merit of our investments before we invest in them and will be entirely relying on the ability of Paradyme Funding, Inc., our Manager, to select our investments. Furthermore, our Manager will have broad discretion in implementing policies regarding tenant or mortgagor creditworthiness, and you will not have the opportunity to evaluate potential tenants, managers or borrowers. These factors increase the risk that your investment may not generate returns comparable to our competitors.

Our Manager will have complete control over the Company and will, therefore, make all decisions of which Members will have no control.

Paradyme Funding, Inc., our Manager, shall make certain decisions without input by the Members. Such decisions may pertain to employment decisions, including our Manager’s compensation arrangements, the appointment of other officers and managers, and whether to enter into material transactions with related parties.

An investment in the Units is highly illiquid. You may never be able to sell or otherwise dispose of your Units.

Since there is no public trading market for our Units, you may never be able to liquidate your investment or otherwise dispose of your Units. The Company does currently have a redemption program, but there is no guarantee that the Company will ever redeem or "buy back" your Units. Further, no one is allowed to redeem their Interests until six months after the Units were purchased and up until the third year of ownership, redemption is subject to a penalty. The Company will only redeem Units up to 10% of the value of the assets in any giving quarter.

Please note that no Withdrawal Requests will be honored while Preferred Returns payable to the Members as discussed herein are in arrears.

Risks Related to the Our Business in General

There are significant risk factors relating to our business generally.

Our business, operating results and financial condition could be adversely affected by any of the following specific risks. In addition to the risks described below, we may encounter risks that are not currently known to us or that we currently deem immaterial, which may also impair our business operations.

The Company is a recently formed entity with a limited operating history and no assurance of success.

The Company is a recently formed entity and we have generated no revenues. Our future operating results will depend on many factors, including our ability to raise adequate working capital, demand for our loan products, the level of our competition and our ability to attract and maintain key management and employees. Our ability to continue as a going concern is dependent upon our ability to raise additional capital from the sale of Interests and, ultimately, the achievement of significant operating revenues. If we are unable to continue as a going concern, you may lose your investment. You should not invest in this offering unless you can afford to lose your entire investment.

Paradyme Equities, LLC OFFERING CIRCULAR
8

We currently have not issued any commitments to make any Mortgage Loans or have no Properties under contract and those commitments or contracts we place may not be consummated.

We do not have any commitments outstanding to fund any Mortgage Loans. We do not have any Properties under contract.

We have no established investment criteria limiting the geographic concentration of our investments in Mortgage Loans.

Our Mortgage Loans may be concentrated in a limited number of geographic locations, and certain Mortgage Loans in which we invest may be secured by a single property or properties in a limited number of geographic locations. We plan to have our investment activities take place in the United States. Any weakness of economic conditions in the areas where we have a geographic concentration of mortgage loans may have a material adverse effect on our financial condition.

Our Mortgage Loans may carry the risks associated with significant geographical concentration. Therefore, it is likely that we will establish a plan in the future to limit our exposure to geographical concentration risk. If our loans are overly concentrated in certain geographic areas and become exposed to significant declines in general economic conditions in those areas, caused by inflation, overbuilding of commercial properties, recession, relocations of businesses outside the area, acts of terrorism, outbreak of hostilities or other international or domestic occurrences, unemployment, changes in securities markets or other factors could impact these local economic conditions. A deterioration of economic conditions in the geographic area in which our Mortgage Loans may be concentrated could have an adverse effect on our business, including limited the ability of tenants to pay rent, reducing the demand for new financings, limiting the ability of customers to pay financed amounts and reducing the value of our Properties and the value of the collateral securing our Mortgage Loans.

We need a substantial amount of liquidity to operate our business.

We may not be able to obtain sufficient funding for our future operations from internally generated cash flows and sales of debt, in addition to, possible funding from commercial banks, or other sources. We are a newly formed entity and our access to the capital markets and commercial bank financing may be impaired due to a lack of operating history and established earnings. As a consequence, our results of operations, financial condition, and cash flows will be materially and adversely affected by our general and administrative expenses.

Paradyme Equities, LLC OFFERING CIRCULAR
9

We require a substantial amount of cash liquidity to operate our business. Among other things, we use such cash liquidity to:

•	Acquire Real Property Loans; satisfy working capital requirements and pay operating expenses;
•	pay taxes; and
•	pay interest expense.

We attempt to match the maturities of our funding obligations with the estimated holding periods of our investments. There can be no assurance that we will be successful in being able to fund our Mortgage Loans with match maturity funding.

We will have fewer funds available for investments and our profitability will be reduced if we pay distributions to Members from sources other than our cash flow from operations.

We may pay distributions to Members from any source, including offering proceeds, borrowings, or sales of assets. We have not placed a cap on the use of proceeds to fund distribution payments. We intend to pay distributions to Members from cash flow from our operations. Until the proceeds from this offering are fully invested and from time to time during the operational stage, however, we may not generate sufficient cash flow from operations to pay distributions. If we pay distributions from sources other than our cash flow from operations, we will have fewer funds available for investments, and our profitability may be reduced.

Payment of fees, distributions and expense reimbursements to the Manager and its affiliates will reduce cash available for investment and for distribution to our Members.

The Manager and its affiliates perform services for us in connection with the offer and sale of our Interests, the management and servicing of our investments, and administrative and other services. These fees, distributions and expense reimbursements are substantial and reduce the amount of cash available for investment and distribution to our Members.

Our Results of Operations May Be Impaired if we fail to comply with regulations.

Failure to materially comply with all laws and regulations applicable to us could materially and adversely affect our ability to operate our business. Our business is subject to numerous federal and state laws and regulations, which, among other things:

•	require disclosures to our customers;
•	define our rights to foreclose and sell real estate; and
•	maintain safeguards designed to protect the security and confidentiality of customer information.

Paradyme Equities, LLC OFFERING CIRCULAR
10

We believe that we are in compliance in all material respects with all such laws and regulations, and such laws and regulations have had no material adverse effect on our ability to operate our business. However, we may be materially and adversely affected if we fail to comply with:

•	applicable laws and regulations;
•	changes in existing laws or regulations;
•	changes in the interpretation of existing laws or regulations; or
•	any additional laws or regulations that may be enacted in the future.

Government intervention, legislation, and regulations may limit our ability to implement certain strategies or manage certain risks.

The pervasive and fundamental economic disruptions that the global financial markets have and may continue to undergo have led to extensive and unprecedented governmental intervention. Such intervention has in certain cases been implemented on an emergency basis, suddenly and substantially eliminating market participants’ ability to continue to implement certain strategies or manage the risk of their outstanding positions. It is impossible to predict what, if any, additional interim or permanent governmental restrictions may be imposed on the markets and the effect of such restrictions on us and our results of operations. Significantly increased regulation of the financial markets could have a material impact on our operating results and financial condition.

The earnings and growth of the lending industry and ultimately of the Company are affected by the monetary and credit policies of governmental authorities, including the Board of Governors of the Federal Reserve System. An important function of the Federal Reserve System is to regulate the national supply of credit in order to control recessionary and inflationary pressures. Among the instruments of monetary policy used by the Federal Reserve System to implement these objectives are open market operations in U.S. Government securities, changes in the federal fund's rate, changes in the discount rate on member bank borrowings, and changes in reserve requirements against member bank deposits. These means are used in varying combinations to influence the overall growth of bank loans, investments, and deposits and may also affect interest rates charged on loans or paid on deposits. The monetary policies of the Federal Reserve System have had a significant effect on the operating results of lending institutions in the past and are expected to continue to have such an effect in the future. In view of changing conditions in the national economy and in the money markets, as well as the effect of actions by monetary and fiscal authorities, no prediction can be made as to possible future changes in interest rates or loan demand or their effect on our business and earnings.

The Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”) mandates the most wide-ranging overhaul of financial industry regulation in decades. The Dodd-Frank Act was signed into law on July 21, 2010. The law provides a regulatory framework and requires that regulators, some of which are new regulatory bodies created by Dodd-Frank, draft, review and approve more than 200 implementing regulations and conduct numerous studies that are likely to lead to more regulations. At this time, it is difficult to predict the extent to which the Dodd-Frank Act will affect our business.

Paradyme Equities, LLC OFFERING CIRCULAR
11

Our Mortgage Loan investments may be subject to regulation by federal, state and local authorities and subject to various laws and judicial and administrative decisions. We may determine not to make or invest in Mortgage Loans in any jurisdiction in which we believe we have not complied in all material respects with applicable requirements. If we decide not to make or invest in Mortgage Loans in several jurisdictions, it could reduce the amount of income we would otherwise receive.

We believe that legislative, judicial and administrative changes will likely occur in the future and may take effect retroactively. Federal and state legislatures may consider bills with respect to the regulation of financial institutions changing the financial services industry. Compliance with these new laws and regulations may be costly and can affect our operating results. Compliance requires forms, processes, procedures, controls and the infrastructure to support these requirements. Compliance may create operational constraints and place limits on pricing. Laws in the financial services industry are designed primarily for the protection of consumers. It is possible that the U.S. Congress and/or state legislatures may adopt additional laws, including licensing laws, to govern lenders such as Paradyme Funding, our primary source of mortgage loan investments. Although we believe that we are currently in compliance with statutes and regulations applicable to our business, there can be no assurance that we will be able to maintain compliance with existing or future governmental regulations. A failure by us to qualify for any such license or to comply with such new requirements could subject us to additional regulatory scrutiny and/or an inability to continue our lending business. The failure to comply could result in significant statutory civil and criminal penalties, monetary damages, attorneys’ fees and costs, possible revocation of licenses and damage to reputation, brand and valued customer relationships.

Our results of operations may be impaired if we experience unfavorable litigation results.

We operate in a litigious society and currently are, and may in the future be, named as defendants in litigation. In some cases, there will be no clear legal precedent, which increases the difficulty in predicting both the potential outcomes and costs of defending cases. We are subject to investigations, inquiries, litigation, and other actions by government bodies relating to our activities. The litigation and regulatory actions to which we are or may become subject involve or may involve potential compensatory or punitive damage claims, fines, sanctions or injunctive relief that, if granted, could require us to pay damages or make other expenditures in amounts that could have a material adverse effect on our financial position and our results of operations. We will record loss contingencies in our financial statements only for matters on which losses are probable and can be reasonably estimated. Our assessments of these matters involve significant judgments and may change from time to time. Actual losses incurred by us in connection with judgments or settlements of these matters may be more than our associated reserves. Furthermore, defending lawsuits and responding to governmental inquiries or investigations, regardless of their merit, could be costly and divert management’s attention from the operation of our business.

Paradyme Equities, LLC OFFERING CIRCULAR
12

While we intend to vigorously defend ourselves against such proceedings, there is a chance that our results of operations, financial condition, and cash flows could be materially and adversely affected by unfavorable outcomes.

Negative publicity associated with litigation, governmental investigations, regulatory actions, and other public statements could damage our reputation.

From time to time there are negative news stories about the lending industry. Such stories may follow the announcements of litigation or regulatory actions involving us or others in our industry. Negative publicity about our alleged or actual practices or about our industry generally could adversely affect our business operations and our ability to retain and attract employees.

Our results of operations may be impaired if we experience problems with our accounting or collection systems or third parties that provide these services.

We are dependent on our accounting systems, collection systems and third parties to provide these services to service our portfolio of Mortgage Loans. Such systems are vulnerable to damage or interruption from natural disasters, power loss, telecommunication failures, terrorist attacks, computer viruses and other events. A number of our systems are not redundant, and our disaster recovery planning is not sufficient for every eventuality. Our systems are also subject to break-ins, sabotage and intentional acts of vandalism by internal employees and contractors as well as third parties. Despite any precautions, we may take, such problems could result in interruptions in our services, which could harm our reputation and financial condition. We do not carry business interruption insurance sufficient to compensate us for losses that may result from interruptions in our service as a result of system failures. Such systems problems could materially and adversely affect our results of operations, financial conditions, and cash flows.

Our results of operations may be impaired if our Lender is unable to successfully compete with its competitors.

The real estate lending and investment business is highly competitive. Our Lender competes with a number of national, regional and local real estate lending and investment companies that include private real estate lenders and investors, commercial banks, credit unions, real estate investment trusts, insurance companies, private investment funds, hedge funds and specialty investment companies. Many of our Lender’s competitors and potential competitors possess substantially greater financial, marketing, technical, personnel and other resources than we do, including greater access to capital markets and to other funding sources which may be unavailable to us. In addition, the number of entities and the number of funds competing for suitable investments may increase. Moreover, our future profitability will be directly related to the availability and cost of our capital relative to that of our competitors. There can be no assurance that we will be able to continue to compete successfully and, as a result, we may not be able to make or acquire Mortgage Loans at prices and with terms acceptable to us.

Paradyme Equities, LLC OFFERING CIRCULAR
13

We will compete with numerous other persons seeking to attract tenants to Property we may acquire through foreclosure or deed in lieu of foreclosure. These persons or entities may have greater experience and financial strength than us. There is no assurance that we will be able to attract tenants on favorable terms, if at all. For example, our competitors may be willing to offer space at rental rates below the Company’s rates, causing it to lose existing or potential tenants and pressuring it to reduce its rental rates to retain existing tenants or convince new tenants to lease space at its Properties.

Risks Associated With Mortgage Loans

Leases on our Properties or properties securing our Mortgage Loans may not be renewed on favorable terms.

The properties securing our Mortgage Loans could be negatively impacted by deteriorating economic conditions and weaker rental markets. Upon expiration or earlier termination of leases on these properties, the space may not be re-let or, if re-let, the terms of the renewal or re-letting (including the cost of required renovations or concessions to tenants) may be less favorable than past or current lease terms. In addition, poor economic conditions may reduce a tenants’ ability to make rent payments under their leases. Any of these situations may result in extended periods where there is a significant decline in revenues or no revenues generated by these properties. Additionally, if market rental rates are reduced, property-level cash flows would likely be negatively affected as existing leases renew at lower rates. Our cash flow could be adversely affected if the leases for these properties cannot be renewed for all or substantially all of the space at these properties, or if the rental rates upon such renewal or re-letting are significantly lower than expected.

Our investments may be illiquid and we may not be able to vary our portfolio in response to changes in economic and other conditions.

In the event we decide to sell some of our Mortgage Loans, we may not be able to sell our Mortgage Loans at a price we deem satisfactory, in our sole discretion, for several reason that would include, but not be limited to: if economic conditions deteriorate, interest rates increase, our Mortgage Loans are in default or if buyers of our Mortgage Loans believe that our Mortgage Loans are not adequately secured. A market to sell our Mortgage Loans does not exist and one is not expected to develop. As a result, our ability to vary our Mortgage Loan portfolio in response to changes in economic and other conditions may be limited.

Real property is an illiquid investment. We may be unable to adjust our Property portfolio in response to changes in economic or other conditions. In addition, the real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand, that are beyond our control. We cannot predict whether we will be able to sell any Property for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We cannot predict the length of time needed to find a willing purchaser and to close the sale of a Property.

Paradyme Equities, LLC OFFERING CIRCULAR
14

We may be required to expend funds to correct defects or to make improvements before a Property can be sold. We cannot assure you that we will have funds available to correct such defects or to make such improvements.

In acquiring a real property, we may agree to restrictions that prohibit the sale of that real property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that real property. Our real properties may also be subject to resale restrictions.

Our Mortgage Loans are subject to the risks typically associated with real estate.

Our Mortgage Loans are generally directly or indirectly secured by a lien on real property (or the equity interests in an entity that owns real property) that, upon the occurrence of a default on the Mortgage Loan, could result in our taking ownership of the property. The values of the properties may change after the dates of origination or acquisition of those Mortgage Loans. If the values of the underlying properties drop, our risk will increase because of the lower value of the security associated with such Mortgage Loans. In this manner, real estate values could impact the values of our Mortgage Loans.

We are subject to regulatory and public policy risks, which could affect the values of the properties that secure our Mortgage Loans.

Decisions of federal, state and local authorities may affect the values of properties that secure our Mortgage Loans. Examples of these decisions include, without limitation, zoning changes, revocation or denial of sanitation, utility and building permits, condemnations, relocations of public roadways, changes in municipal boundaries, changes in land use plans, modifications of parking or access requirements, and changes in permitted uses. Also, shifts in public policy reflected by courts, legislatures or other regulatory authorities may affect provisions of security documents and make realization upon the collateral more time-consuming and expensive. Any of these decisions or changes could cause us to recognize a loss on property securing a Mortgage Loan, which could adversely affect our financial condition and results of operations.

Our Mortgage Loans could be subject to delinquency, foreclosure, and loss, which could result in losses to us.

We specialize in lending money to higher risk projects, projects that require repositioning to obtain the value in the proforma or are to be built to realize value. Such loans entail a higher risk of non-performance, higher delinquencies and higher losses than real estate loans made on stabilized projects. While we believe that our pricing of our Mortgage Loans and the underwriting criteria and collection methods we employ enable us to control, to a degree, the higher risks inherent in lending to higher risk projects, no assurance can be given that such pricing, criteria, and methods will afford adequate protection against such risks.

Paradyme Equities, LLC OFFERING CIRCULAR
15

The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower’s ability to repay the loan may be impaired. Net operating income of an income-producing property can be affected many factors including, but not limited to:

•	tenant mix,
•	the success of tenant businesses,
•	property management decisions,
•	property location and condition,
•	competition from comparable types of properties,
•	changes in laws that increase operating expenses,
•	changes in laws that limit rents,
•	needs to address environmental contamination of a property,
•	the occurrence of any uninsured casualty at the property,
•	changes in national, regional or local economic conditions,
•	changes in specific types of industry conditions,
•	declines in regional or local real estate values,
•	declines in regional or local rental or occupancy rates,
•	increases in interest rates,
•	increases in real estate taxes,
•	increases in other operating expenses, and
•	changes in governmental rules, regulations, and fiscal policies, including:

o	environmental legislation,
o	natural disasters,
o	terrorism,
o	social unrest, and
o	civil disturbances

Other than interest earned on funds invested in bonds, bank certificates of deposit, money market accounts pending the use for loans and rents earned from tenants, all of our income will be generated from our Mortgage Investments. Thus, a material risk associated with our business is that persons to whom we loan money will fail to repay their Mortgage Loans or will fail to make timely payments to us. We currently do not have any Mortgage Loans placed. We consider numerous factors when deciding whether to call a loan, accept a deed in lieu of foreclosure, foreclose a property or allow a defaulting borrower to continue working through his or her problems while a loan is in default – primarily, the value of the collateral and the amount of the debt, and the plan of the defaulting borrower to repay the debt. In addition, we consider the costs and burdens that would be occasioned by calling the Mortgage Loan, such as bringing suit and/or foreclosing on collateral. There can be no guarantee that our policy of periodically working with defaulting borrowers rather than pursuing collection will not ultimately result in the need to pursue collection or make it less likely that we will not ultimately realize a loss with respect to these Mortgage Loans. It is impossible to predict whether one of our borrowers will default or what impact any one borrower’s default may have on our business.

Paradyme Equities, LLC OFFERING CIRCULAR
16

Our remedies for collecting on a defaulted Mortgage Loan may be inadequate. Our ability to fully recover amounts due under a defaulted Mortgage Loan may be adversely affected by, among other things:

•	the financial distress or failure of our borrowers;
•	adverse changes in the value of the real estate or other property pledged to secure our Mortgage Loans;
•	our purchase or origination of a fraudulent Mortgage Loan; misrepresentations made to us by a borrower, broker, bank or other lender from whom we acquire a Mortgage Loan;
•	third-party disputes; and/or
•	third-party claims with respect to security interests

These potential future losses may be significant, may vary from current estimates or historical results and could exceed the amount of our reserves from loan losses. We do not maintain insurance covering such losses. In addition, the amount of the provision for loan losses may be either greater or less than the actual future write-offs of the Mortgage Loans relating to that provision. Any of these events could have a material adverse effect on our business.

In the event of default under a Mortgage Loan secured by real estate held by us, it will bear a risk of loss of principal which could have a material adverse effect on us. The amount of loss would be measured by the deficiency between the value of the collateral and the unpaid principal and accrued interest of the Mortgage Loan, in addition to, the expenses relating to foreclosure.

Some of the Mortgage Loans we purchase may be substantially non-recourse. We will only have recourse to the underlying assets (including any escrowed funds and reserves) collateralizing Mortgage Loans made to borrowers without recourse to a guarantor, but recourse to the Borrower (an entity.) In the case of a limited recourse Mortgage Loan, we will realize a loss if the borrower defaults and the underlying asset collateralizing the Mortgage Loan is insufficient to satisfy the outstanding balance of the Mortgage Loan, in addition to, the expenses relating to foreclosure.

Risk of loss is also present when we make recourse Mortgage Loans to borrowers. The value of the borrower’s assets may not be sufficient to repay the full amount of principal and interest due us following a default by the borrower. Further, the value of the borrower’s assets may not be sufficient to repay any deficiency remaining due us following a default by the borrower and the foreclosure or acceptance of a deed in lieu of foreclosure of the underlying asset securing the Mortgage Loan.

Paradyme Equities, LLC OFFERING CIRCULAR
17

Foreclosure of a Mortgage Loan can be an expensive and lengthy process that could have a substantial negative effect on our anticipated return on the foreclosed Mortgage Loan secured by real estate. In the event of the bankruptcy of a borrower, the Mortgage Loan to such borrower secured by real estate will be deemed to be secured only to the extent of the value of the mortgaged real estate at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the Mortgage Loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law.

Variable rate Mortgage Loans may entail greater risk of default than fixed rate Mortgage Loans.

Variable rate Mortgage Loans may contribute to higher delinquency rates. Borrowers with variable rate Mortgage Loans may be exposed to increased monthly payments if interest rates increase. This increase in the borrowers’ monthly payment will increase the risk of default and the possibility that we will be required to foreclose.

Larger Mortgage Loans Result in Less Diversity and May Increase Risk

As a general rule, we can decrease risk of loss from delinquent Mortgage Loans by investing in a greater total number of Mortgage Loans. Investing in fewer, larger Mortgage Loans generally decreases diversification of the portfolio, increases risk of loss and possible reduction of our profitability in the case of a delinquency of such a Mortgage Loan. However, since larger Mortgage Loans generally will be made on better projects with better borrowers, we may determine, from time to time, that a relatively larger Mortgage Loan is advisable for us, particularly, when smaller Mortgage Loans that are appropriate for investment by us are not available.

Our underwriting standards and procedures may be more lenient than those used by conventional lenders, which exposes us to a greater risk of loss than conventional lenders.

Our underwriting standards and procedures may be more lenient than conventional lenders in that we may not require our borrowers to meet the credit standards that conventional mortgage lenders impose, which may create additional risks to your investment. We may not require a very high credit report score, we may choose to ignore a borrower’s debt to income ratio and we may be more lenient regarding a borrower’s or guarantor’s past problems than other lending institutions. We approve Mortgage Loans more quickly than other lenders. Generally, we will not spend more than 30 days assessing the character and credit history of a borrower. Due to the nature of Mortgage Loan approvals, there is a risk that the credit inquiry we perform will not reveal all material facts pertaining to the borrower and the collateral securing the Mortgage Loan. Furthermore, when the needs of the borrower dictate, we may spend substantially less than 30 days to evaluate Mortgage Loan opportunities. These factors may increase the risk that our borrowers will default under their Mortgage Loans, which may impair our ability to meet our debt obligations. Furthermore, our assessment of the quality of the Mortgage Loans we purchase from a lender may be inaccurate. An incorrect analysis with respect to one or more of our Mortgage Loans could have a materially adverse impact on our profitability. Additionally, if our analysis is wrong with respect to a Mortgage Loan and we are forced to proceed against the collateral securing that Mortgage Loan, we may not recover the full amount outstanding under the Mortgage Loan. The foregoing factors could cause you to lose all or part of your investment.

Paradyme Equities, LLC OFFERING CIRCULAR
18

There are a number of factors which could adversely affect the value of such real property security, including, among other things, the following:

1.	The Company will primarily rely on affiliated third-party lenders such as Paradyme Funding to conduct an assessment or appraisal of value to determine the fair market value of real property used to secure Mortgage Loans purchased by the Company. No assurance can be given that such appraisals will, in any or all cases, be accurate. Moreover, since an appraisal fixes the value of real property at a given point in time, subsequent events could adversely affect the value of real property used to secure a Mortgage Loan. Such subsequent events may include general or local economic conditions, neighborhood values, interest rates, new construction, changes in applicable zoning laws and other restrictions.

2.	If the borrower defaults, the Company may be forced to purchase the property at a foreclosure sale. If the Company cannot quickly sell such property, and the property does not produce any significant income, the Company’s profitability will be adversely affected.

3.	The laws of the state in which the property is located and the manner in which the Company’s security interest in the security is enforced may preclude the Company from recovering any deficiency from the borrower if the real property security proves insufficient to repay amounts owing to the Company.

4.	Company’s loans may be secured by junior deeds of trust, which are subject to greater risk than first Mortgage Loans.

5.	The recovery of sums advanced by the Company in making Mortgage Loans and protecting its security may also be delayed or impaired by the operation of the federal bankruptcy laws or by irregularities in the manner in which the Mortgage Loans was made. A foreclosure sale may be delayed by the filing by the borrower of a petition in bankruptcy, which automatically stays any actions to enforce the terms of the loan. The length of the delay and the costs associated therewith may have an adverse impact on the Company’s profitability. If a Mortgage Loan is secured by hypothecated notes, then a bankruptcy filing by one of the borrowers under the hypothecated notes can weaken the value of the Company’s security for its Mortgage Loans and/or delay or impair the borrower’s collections on or enforcement efforts with respect to such hypothecated notes, even if the borrower under the Mortgage Loan is not in bankruptcy.

We will rely on information provided by others which may prove inaccurate, incomplete or intentionally false.

Paradyme Equities, LLC OFFERING CIRCULAR
19

The success of our Real Property Investments will depend, among other things, on an accurate assessment of the creditworthiness of the borrower and the underlying value of the real property securing the Mortgage Loan, or the value of the hypothecated notes and the real property securing the hypothecated notes, or the accurate assessment of the value of the Property acquisition. While the Manager will make an investigation regarding the real property security and the borrower, it will rely to some extent on third parties such as credit agencies, appraisers, real estate brokers, title companies, environmental consultants and the borrower itself to provide the information upon which the Manager will base its decision to make a Mortgage Loan or Property acquisition. While the Manager will do its best efforts to verify the stated income of the borrower, the accuracy of financial statements, federal or state income tax returns, bank and savings account balances, retirement accounts balances or any records relating to past bankruptcy and legal proceedings, the accuracy of property or tenant financial statements, federal or state income tax returns, appraisals, surveys, title searches, environmental reports or other property due diligence reports, there is no guarantee that this information will be accurate. You may lose all or part of your investment in the Company Interest if Company, the Manager or you rely on false, misleading or unverified information supplied by a borrower or seller in a decision to close on the acquisition or origination of a Mortgage Investment.

We permit prepayment of Mortgage Loans.

Most of the loans purchased by the Company will not have any interest fee. Prepayment of Mortgage Loans purchased by us may lower our profitability, especially during periods when interest rates are declining. We may not be able to reinvest the prepaid funds in new Mortgage Investments that provide us with a yield equivalent or greater than the interest rate we were earning on the Mortgage Loan that was prepaid to us.

Our use and estimate of the “as completed” value of a Property underlying a Mortgage Loan may increase the risk that we may not be able to fully collect the amounts due under that Mortgage Loan.

Traditional commercial lenders typically limit loan amounts to a percentage of the estimated market value of the property securing the loan at the time a loan is made. When we make a Mortgage Loan, the loan-to-value ratio is based on what we believe the value of the property will be once the project is developed in accordance with the borrower’s construction, renovation and development plan. We refer to this value as the “as completed” value, and our Mortgage Loans have an LTV of no more than 80% of the “as completed” value net of selling costs. In each case, the LTV is based both on external sources of information, such as third-party valuations of the constructed or renovated property, and on our subjective valuation of the property. Our beliefs are based on various factors that are unpredictable, such as the future real estate market, and our review of comparable properties among other completed projects in the market area. Our estimate of the “as completed” value may prove to be inaccurate, such that the value of our collateral is less than what we anticipated. Moreover, a borrower may fail to develop, construct or renovate (or fully develop, construct or renovate) a property, which could also cause the value of our collateral to be less than what we anticipated. In such cases, if a borrower were to default under a Mortgage Loan and/or we were forced to foreclose on the property securing a Mortgage Loan, we may not recover the full amount owed to us and our allowance for loan losses may prove to be insufficient to absorb our actual losses. Accordingly, our use of the “as completed” to establish the loan-to-value ratio, as opposed to using the value of the undeveloped, unconstructed or un-renovated property, increases the risks associated with our lending business, which, if realized, could materially and adversely impact our financial condition and results of operations.

Paradyme Equities, LLC OFFERING CIRCULAR
20

Many of the loans we make will have a balloon payment feature, which presents additional risks to investors and could have a material and adverse impact on our financial condition.

A loan with a balloon payment feature contemplates a large payment of principal at the maturity of the loan, with small or no principal payments during the term of the loan. Loans with balloon payment features are riskier than loans with regular scheduled payments of principal because the borrower’s ability to repay the loan at maturity generally depends on its ability to refinance the loan or sell the underlying property at a price that equals or exceeds the amount due under the loan. A substantial period of time may elapse between the time the Mortgage Loan is made and the time the Mortgage Loan matures, and the borrower’s financial condition at those times may significantly change or the market for replacement loans or the sale of the property may significantly deteriorate. As a result, there can be no assurance that our borrowers will have sufficient resources to make balloon payments when due.

Some of our Mortgage Loans will not be secured by first mortgages. Our intention is to primarily invest in first mortgages. We may acquire higher risk loans including second, third and wraparound mortgages, loans secured by leasehold interests, participation loans.

We may invest in mezzanine loans that take the form of subordinated loans secured by second mortgages on the underlying real property or loans secured by a pledge of the ownership interests of the entity owning the real property. These types of investments involve a higher degree of risk than senior mortgage lending secured by income-producing real property because the investment may become unsecured as a result of foreclosure by the senior lender. Our mezzanine loan will be satisfied only after the senior debt has been paid in full, in the event the borrower defaults or declares bankruptcy. And, we may not have full recourse to the assets of a pledged entity, or the assets of the pledged entity may not be sufficient to satisfy our mezzanine loan, in the event of borrower bankruptcy when the borrower has pledged its ownership interests as security. In addition, mezzanine loans generally have a higher loan to value ratios than conventional loans secured by real estate, resulting in less equity margin to absorb a decrease in property value and increasing the risk of loss.

Mortgage Loans secured by second, third and wraparound mortgages may be riskier than Mortgage Loans secured by first deeds of trust or first mortgages because they are in a subordinate position in the event of default. There could also be a requirement to cure liens of a senior loan holder and, if not done, we would lose our entire interest in the Mortgage Loan.

Paradyme Equities, LLC OFFERING CIRCULAR
21

Mortgage Loans secured by a leasehold interest are riskier than Mortgage Loans secured by real property because the Mortgage Loan is subordinate to the lease between the property owner and the borrower, and our rights in the event the borrower defaults are limited to stepping into the position of the borrower under the lease, subject to its requirements of rents and other obligations during the period of the lease.

We may enter into agreements, including shared appreciation mortgages, with our borrowers providing for our participation in the equity or cash flow of from a secured property. If a borrower defaults and claims that this participation makes the Mortgage Loan comparable to equity in a joint venture, we may lose our secured position as a lender in the property. Other creditors of the borrower might then wipe out or substantially reduce our investment. We could also be exposed to the risks associated with being an owner of real property. We are presently not involved in any such arrangements.

If a third party were to assert successfully that our Mortgage Loan was actually a joint venture with the borrower, there might be a risk that we could be liable as a joint venture for the wrongful acts of the borrower toward the third party.

We may invest in B-Notes. A B-Note is a loan typically (i) secured by a first mortgage on a single large commercial property or group of related properties and (ii) subordinated to an A-Note secured by the same first mortgage on the same collateral. There may not be sufficient funds remaining for B-Note holders after payment to the A-Note holders if the borrower defaults. Since each transaction is privately negotiated, B-Notes can vary in their structural characteristics and risks, therefore, we cannot predict the terms of each B-Note investment. The rights of holders of B-Notes to control the process following a borrower default may be limited in certain investments. B-Notes may represent a higher risk of loss to us due to being subordinated to an A-Note and due to terms that may include a restriction of B-Note holders to exercise their remedies without the consent of other upon a default by the borrower.

We may invest in subordinated Mortgage Loans secured by real estate. A Mortgage Loan by us that is subordinated will only be satisfied after the senior debt is paid in full, in the event the borrower defaults on the Mortgage Loan made by us or on the debt senior to our Mortgage Loan, or if the borrower declares bankruptcy. We may suffer a loss of principal and interest if a borrower defaults on a subordinated Mortgage Loan and lacks sufficient assets to repay the Mortgage Loan. In the event a borrower declares bankruptcy, we may not have full recourse to the assets of the borrower, or the assets of the borrower may not be sufficient to satisfy the Mortgage Loan.

Paradyme Equities, LLC OFFERING CIRCULAR
22

Inter-creditor agreements may be entered into between senior and junior creditors both secured by the same property. An inter-creditor agreement with a senior creditor may limit our ability to amend its loan documents, assign its loan, accept prepayments, and exercise our remedies and control decisions made in bankruptcy proceedings relating to the borrower.

Subordinated Mortgage Loans may represent a higher risk of loss to us due to being subordinated to a senior lender and due to restrictive terms relating to inter-creditor agreements that may exist between senior and junior creditors.

Investments in construction and rehabilitation Mortgage Loans may be riskier than loans secured by operating properties.

Construction and rehabilitation Mortgage Loans may be riskier than Mortgage Loans secured by properties with an operating history, because:

•	the application of the Mortgage Loan proceeds to the construction or rehabilitation project must be assured;
•	the borrower may experience cost overruns or may not be able to raise the funds necessary to complete construction diminishing the value of the collateral securing the Mortgage Loan;
•	construction or rehabilitation may be delayed placing the borrower at risk that it loses a tenant scheduled to take possession of the property because the delay breaches the occupancy provisions of the lease;
•	; and
•	The permanent financing or the sale of the property may be impaired by unfavorable market conditions at the completion of the project.

Cost overruns and non-completion of the construction or renovation of the properties financed by us may materially diminish the value of the real estate securing our Mortgage Loan.

The renovation, refurbishment or expansion of a property by a borrower involves risks of cost overruns and non-completion. Costs of construction or improvements to construct or renovate a property may exceed original estimates, possibly making a project uneconomical. Other risks may include but are not limited to, unexpected environmental, geological, or governmental risks during construction and leasing or sales risk following completion. If such construction or renovation is not completed in a timely manner, or if its costs are more than expected, the borrower may not be able to complete the project or may experience a prolonged impairment of net operating income and may not be able to pay interest and principal payments. Our mortgage recorded against an uncompleted construction project may also become subject to mechanics liens for unpaid labor and materials furnished to the project.

Paradyme Equities, LLC OFFERING CIRCULAR
23

Cost overruns and non-completion, in addition to other construction and leasing risks, represent a substantial risk to the Company when it lends for construction, renovation or expansion of a real property. These cost overruns and non-completion of a property can materially diminish the value of the real estate mortgaged to us.

Borrower’s financial status could weaken.

The Company will evaluate the creditworthiness of a borrower based on a review of financial information provided by the borrower, and by making other inquiries. However, this financial information and these inquiries will be given and made as of a particular point in time. The financial condition of the borrower could change subsequent to when this financial information and these inquiries are given and made.

Some of our borrowers will experience difficulty in obtaining permanent financing which may reduce our profits.

Many of our borrowers will rely on permanent financing from institutional lenders to repay the Mortgage Loans due us. Due to the volatility in the real estate market and the credit markets, our borrowers may experience difficulty obtaining permanent financing. In addition, a borrower who has failed, or fails in the future, to obtain permanent financing may default on the Mortgage Loans, which could lower our profitability.

Delays in liquidating defaulted Real Property Investments could reduce our investment returns.

Commercial real estate loans are secured by residential or commercial property and are subject to risks of delinquency and foreclosure. The ability of a borrower to repay a Mortgage Loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower’s ability to repay the Mortgage Loan may be impaired. Net operating income of an income-producing property can be affected by, among other things: tenant mix, success of tenant businesses, property management decisions, property location and condition, competition from comparable types of properties, changes in laws that increase operating expenses or limit rents that may be charged, any need to address environmental contamination at the property, the occurrence of any uninsured casualty at the property, changes in national, regional or local economic conditions and/or specific industry segments, declines in regional or local real estate values, declines in regional or local rental or occupancy rates, increases in interest rates, real estate tax rates and other operating expenses, changes in governmental rules, regulations and fiscal policies (including environmental legislation), natural disasters, terrorism, social unrest and civil disturbances.

Paradyme Equities, LLC OFFERING CIRCULAR
24

If there are defaults under our Real Property Investments, we may not be able to foreclose on or obtain a suitable remedy with respect to such investments. Specifically, if there are defaults under Mortgage Loans, we may not be able to repossess and sell the underlying properties quickly. The resulting time delay could reduce the value of our Real Property Investment. For example, an action to foreclose on a property securing a Mortgage Loan is regulated by state statutes and rules and is subject to many of the delays and expenses of lawsuits if the defendant raises defenses or counterclaims. Additionally, in the event of default by a mortgagor, these restrictions, among other things, may impede our ability to foreclose on or sell the mortgaged property or to obtain proceeds sufficient to repay all amounts due to us on the Mortgage Loan.

In the event of any default under a Mortgage Loan held directly by us, we will bear a risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the Mortgage Loan, which could have a material adverse effect on our cash flow from operations. Foreclosure of a Mortgage Loan can be an expensive and lengthy process that could have a substantial negative effect on our anticipated return on the foreclosed Mortgage Loan. In the event of the bankruptcy of a Mortgage Loan borrower, the Mortgage Loan to such borrower will be deemed to be secured only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the Mortgage Loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law.

The foreclosure process for a Mortgage Loan secured by a property we intend on acquiring may be lengthy, costly and we will be subject to all of the risks of owning the property on which we foreclose.

Our Mortgage Loan portfolio is and will be secured by real property. If a borrower defaults on a Mortgage Loan in our portfolio, we may have to foreclose on and take possession of the real estate collateral to protect our financial interest in the Mortgage Loan. Foreclosure of a Mortgage Loan can be an expensive and lengthy process that could have a substantial negative effect on our anticipated return on the foreclosed Mortgage Loan. If we are not able to repossess properties quickly, the resulting time delay could reduce the value of our Real Property Investment. In the event of the bankruptcy of a Mortgage Loan borrower, the Mortgage Loan to such borrower will be deemed to be secured only to the extent of the value of the property at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the Mortgage Loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law.

If we acquire Property by foreclosure following defaults under our mortgage loans, we will have the economic and liability risks inherent in the ownership of real property. Various factors could cause us to realize less than we anticipated or otherwise impose burdens on us that would reduce our profits. These factors include, without limitation, fluctuations in property values, occupancy rates, variations in rental schedules and operating expenses. In addition, owning and selling foreclosed Property may present additional considerations, including:

Paradyme Equities, LLC OFFERING CIRCULAR
25

•	to facilitate a sale of the Property on which we foreclose, it may be necessary for us to finance all or a portion of the purchase price for the buyer of the Property. In such cases, we will not receive the sale price immediately but will have to rely on the purchaser’s ability to repay the Mortgage Loan, which ability is subject to the same repayment risks that are applicable to any other borrower, as discussed elsewhere in this prospectus.
•	There is a risk that hazardous or toxic substances could be found on Properties that we take back in foreclosure. If hazardous or toxic substances are found, we may be liable for remediation costs, as well as for personal injury and property damage. Environmental laws may require us to incur substantial expenses and may materially reduce the affected property’s value or limit our ability to use or sell the affected Property. Any environmental review we undertake before taking title under any foreclosure action on real property may not be sufficient to detect all potential environmental hazards. The remediation costs and any other financial liabilities associated with an environmental hazard could have a material adverse effect on our financial condition and results of operations.
•	We may become liable to third persons in excess of the limits covered by insurance to the extent such person or person’s property is injured or damaged while on Property acquired by us through foreclosure.
•	Controlling operating expenses such as insurance costs, costs of maintenance and taxes. We may earn less income and reduced cash flows on foreclosed Properties than could be earned and received on Mortgage Loans.
•	We may acquire a Property with one or more co-owners where development or sale requires written agreement or consent by all; without timely agreement or consent, we could suffer a loss from being unable to develop or sell the Property. Maintaining occupancy of the Properties.
•	Coping with general and local market conditions.
•	Complying with changes in laws and regulations pertaining to taxes, use, zoning and environmental protection.

We may have difficulty protecting our rights as a lender, which may impair our ability to continue making Mortgage Loans and could have a material adverse impact on our financial condition.

The rights of our borrowers and other lenders may limit our realization of the benefits of our Mortgage Loans. For example:

•	Judicial foreclosure is subject to the delays of protracted litigation, and our collateral may deteriorate and/or decrease in value during any delay in foreclosing on it;

Paradyme Equities, LLC OFFERING CIRCULAR
26

•	A borrower’s right of redemption during foreclosure proceedings can deter the sale of our collateral and can require us to manage the Property for a period of time;
•	The rights of senior or junior secured parties in the same property can create procedural hurdles for us when we foreclose on collateral;
•	We may not be able to pursue deficiency judgments after we foreclose on collateral;
•	Federal bankruptcy law can prevent us from pursuing any actions for an extended period of time, regardless of the progress in any of these suits or proceedings; and/or
•	At or near the end of foreclosure proceedings, a borrower will sometimes file bankruptcy to further delay our efforts to take ownership of the real estate collateral.

Government action may reduce recoveries on defaulted Mortgage Loans.

Legislative or regulatory initiatives by federal, state or local legislative bodies or administrative agencies, if enacted or adopted, could delay foreclosure, provide new defenses to foreclosure or otherwise impair our ability to foreclose on Mortgage Loans in default. The nature or extent of the limitation on foreclosure that may be enacted cannot be predicted. Bankruptcy courts could, if this legislation is enacted, reduce the amount of the principal balance on a Mortgage Loan that is secured by a lien on the property, reduce the interest rate, extend the term to maturity or otherwise modify the terms of a bankrupt borrower’s Mortgage Loan.

Risks specific to real estate acquisitions

The failure of our properties to generate positive cash flow or to appreciate in value would most likely preclude our Members from realizing a preferred return on their Class A Interests.

There is no assurance that our real estate investments will appreci-ate in value or will ever be sold at a profit. The marketability and value of the properties will depend upon many factors beyond the control of our management. There is no assurance that there will be a ready market for the properties since investments in real property are generally non-liquid. The real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand, that are beyond our control. We cannot predict whether we will be able to sell any property for the price or on the terms set by it, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We also cannot predict the length of time needed to find a willing purchaser and to close the sale of a property. Moreover, we may be required to expend funds to correct defects or to make improvements before a property can be sold. We cannot assure any person that we will have funds available to correct those defects or to make those improvements. In acquiring a property, we may agree to lockout provisions that materially restrict us from selling that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. These lockout provisions would restrict our ability to sell a property. These factors and any others that would impede our ability to respond to adverse changes in the performance of our properties could significantly harm our financial condition and operating results.

Paradyme Equities, LLC OFFERING CIRCULAR
27

The illiquidity of real estate investments could significantly impede our ability to respond to adverse changes in the performance of our properties and harm our financial condition.

Because real estate investments are relatively illiquid, our ability to promptly sell one or more properties or investments in our portfolio in response to changing economic, financial and investment conditions may be limited. In particular, these risks could arise from weakness in or even the lack of an established market for a property, changes in the financial condition or prospects of prospective purchasers, changes in national or international economic conditions, and changes in laws, regulations or fiscal policies of jurisdictions in which the property is located. We may be unable to realize our investment objectives by sale, other disposition or refinance at attractive prices within any given period of time or may otherwise be unable to complete any exit strategy. An exit event is not guaranteed and is subject to the Manager’s discretion.

Risks specific to non-performing notes

A non-performing note owned by the Company may become unsecured in certain cases when the Debtor files for bankruptcy.

In some cases wherein a Debtor files a Chapter 13 bankruptcy, if the market value of the property is demonstrated to be less than the payoff amount of the 1st Mortgage, the Company’s lien on that property can be “stripped” from the property, subject to successful completion of the debtors Bankruptcy Plan and obtaining a Discharge. Although the Company would still likely receive some debt repayment as an unsecured creditor, a substantial portion of the total debt owed would most likely be wiped out upon Discharge.

In the event a Debtor files for Chapter 7 bankruptcy, and receives a Discharge, the Debtor will no longer be personally liable for the obligations of the note.

Upon discharge of Chapter 7 bankruptcy, a Debtor will no longer be held personally liable for the obligations of a note held by the Company, unless the Debtor reaffirms the debt while in bankruptcy. However, in any case, the Company will retain the right to foreclose on the collateral, as granted in the Security Instrument (Mortgage or Deed of Trust), in the event a mutually acceptable alternative cannot be worked out between the Company and the Debtor.

This offering is a blind pool offering, and therefore, Members will not have the opportunity to evaluate some of our investments before we make them, which makes investments more speculative.

We will seek to invest substantially all of the net offering proceeds from this Offering, after the payment of fees and expenses, in the purchase of mortgage loan assets. However, because, as of the date of this Offering, we have not identified the assets we expect to acquire and because our Members will be unable to evaluate the economic merit of assets before we invest in them, they will have to rely on the ability of our Manager and Paradyme Funding, a directly affiliated lender, to select suitable and successful mortgage loan investment opportunities.

Paradyme Equities, LLC OFFERING CIRCULAR
28

Should a tax deed sale occur on a property securing one of our notes, the lien securing the Company’s investment could be removed from the subject real estate.

In the event a tax deed sale occurs on the subject real estate, the Company’s interest in the subject real estate may be eliminated. The Company will mitigate this risk by monitoring delinquent tax deadlines and expending capital to resolve issues before they lead to a tax deed sale.

Our notes may be subject to eminent domain if they are in municipalities currently attempting to acquire notes via eminent domain.

In recent history, certain municipalities, such as Richmond, CA, have attempted to purchase notes via eminent domain in order to stop the foreclosure process for some homeowners. In the event that a municipality attempts to acquire one of our notes via eminent domain, our profits may be less than previously expected.

Our servicer and we are subject to multiple regulations. If we or our servicers are unable to comply with the regulations, we may incur legal or unforeseen costs.

Our business will be subject to multiple laws including regulations applicable to note servicers. We are heavily regulated by laws governing lending practices at the federal, state and local levels. In addition, proposals for further regulation of the financial services industry are continually being introduced. Please review the section “Business Description – Regulations Applicable to Note Servicers” for information on the laws that our business and our servicers may be subject to. Failure for us or for our servicers to comply with these laws could lead to loss of the note, legal fees, and other unexpected costs which could adversely affect your investment. These laws and regulations to which we and our servicer are subject include those pertaining to:

☐	real estate settlement procedures;
☐	fair lending;
☐	compliance with federal and state disclosure requirements;
☐	debt collection;
☐	the establishment of maximum interest rates, finance charges and other charges;
☐	secured transactions and foreclosure proceedings; and
☐	privacy regulations providing for the use and safeguarding of non-public personal financial information of borrowers.

Paradyme Equities, LLC OFFERING CIRCULAR
29

Risks Related to Financing

We might obtain lines of credit and other borrowings, which increases our risk of loss due to potential foreclosure.

We may obtain lines of credit and long-term financing up to a ratio of 1 capital to 1 debt that may be secured by our assets. As with any liability, there is a risk that we may be unable to repay our obligations from the cash flow of our assets. Therefore, when borrowing and securing such borrowing with our assets, we risk losing such assets in the event we are unable to repay such obligations or meet such demands.

We have broad authority to incur debt and high debt levels could hinder our ability to make distributions and decrease the value of our investors’ investments.

Our policies do not limit us from incurring debt until our total liabilities would be at 100% of the total equity capitalization of the Company. High debt levels would cause us to incur higher interest charges and higher debt service payments and may also be accompanied by restrictive covenants. These factors could limit the amount of cash we have available to distribute and could result in a decline in the value of our investors’ investments.

Risks Related to Our Corporate Structure

We do not set aside funds in a sinking fund to pay distributions or redeem the Units, so you must rely on our revenues from operations and other sources of funding for distributions and withdrawal requests. These sources may not be sufficient to meet these obligations.

We do not contribute funds on a regular basis to a separate account, commonly known as a sinking fund, to pay distributions on or redeem the Units at the end of the applicable non-withdrawal period. Accordingly, you will have to rely on our cash from operations and other sources of liquidity, such as borrowed funds, mortgage note payoffs, and proceeds from future offerings of securities, for distributions payments and payments upon withdrawal. Our ability to generate revenues from operations in the future is subject to general economic, financial, competitive, legislative, statutory and other factors that are beyond our control. Moreover, we cannot assure you that we will have access to additional sources of liquidity if our cash from operations are not sufficient to fund distributions to you. Our need for such additional sources may come at undesirable times, such as during poor market or credit conditions when the costs of funds are high and/or other terms are not as favorable as they would be during good market or credit conditions. The cost of financing will directly impact our results of operations, and financing on less than favorable terms may hinder our ability to make a profit. Your right to receive distributions on your Units is junior to the right of our general creditors to receive payments from us. If we do not have sufficient funds to meet our anticipated future operating expenditures and debt repayment obligations as they become due, then you could lose all or part of your investment. We currently do not have any revenues.

Paradyme Equities, LLC OFFERING CIRCULAR
30

You will have limited control over changes in our policies and operations, which increases the uncertainty and risks you face as a Member.

Our Manager determines our major policies, including our policies regarding financing, growth and debt capitalization. Our Manager may amend or revise these and other policies without a vote of the Members. Our Manager’s broad discretion in setting policies and our Members’ inability to exert control over those policies increases the uncertainty and risks you face as a Member. In addition, our Manager may change our investment objectives without seeking Member approval. Although our board has fiduciary duties to our Members and intends only to change our investment objectives when the board determines that a change is in the best interests of our Members, a change in our investment objectives could cause a decline in the value of your investment in our company.

Our ability to make distributions to our Members is subject to fluctuations in our financial performance, operating results and capital improvement requirements.

Currently, our strategy includes paying a preferred return to investors under this Offering that would result in a return of approximately 8.5% annualized return on investment, of which there is no guarantee. In the event of downturns in our operating results, unanticipated capital improvements to our properties, or other factors, we may be unable to declare or pay distributions to our Members. The timing and amount of distributions are the sole discretion of our Manager who will consider, among other factors, our financial performance, any debt service obligations, any debt covenants, our taxable income and capital expenditure requirements. We cannot assure you that we will generate sufficient cash in order to fund distributions.

Investors will not receive the benefit of the regulations provided to real estate investment trusts or investment companies.

We are not a real estate investment trust and enjoy a broader range of permissible activities. Under the Investment Company Act of 1940, an “investment company” is defined as an issuer which is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, or trading in securities; is engaged or proposes to engage in the business of issuing face-amount certificates of the installment type, or has been engaged in such business and has any such certificate outstanding; or is engaged or proposes to engage in the business of investing, reinvesting, owning, holding, or trading in securities, and owns or proposes to acquire investment securities having a value exceeding 40 per centum of the value of such issuer’s total assets (exclusive of Government securities and cash items) on an unconsolidated basis.

We intend to operate in such manner as not to be classified as an "investment company" within the meaning of the Investment Company Act of 1940 as we intend on primarily holding real estate. The management and the investment practices and policies of ours are not supervised or regulated by any federal or state authority. As a result, investors will be exposed to certain risks that would not be present if we were subjected to a more restrictive regulatory situation.

Paradyme Equities, LLC OFFERING CIRCULAR
31

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted

If we are ever deemed to be an investment company under the Investment Company Act of 1940, we may be subject to certain restrictions including:

☐	restrictions on the nature of our investments; and
☐	restrictions on the issuance of securities.

In addition, we may have imposed upon us certain burdensome requirements, including:

☐	registration as an investment company;
☐	adoption of a specific form of corporate structure; and
☐	reporting, record keeping, voting, proxy, compliance policies and procedures and disclosure requirements and other rules and regulations.

The exemption from the Investment Company Act of 1940 may restrict our operating flexibility. Failure to maintain this exemption may adversely affect our profitability.

We do not believe that at any time we will be deemed an “investment company” under the Investment Company Act of 1940 as we do not intend on trading or selling securities. Rather, we intend to hold and manage mortgage notes and/or real estate. However, if at any time we may be deemed an “investment company,” we believe we will be afforded an exemption under Section 3(c)(5)(C) of the Investment Company Act of 1940, as amended (referred to in this Offering as the “1940 Act”). Section 3(c)(5)(C) of the 1940 Act excludes from regulation as an “investment company” any entity that is primarily engaged in the business of purchasing or otherwise acquiring “mortgages and other liens on and interests in real estate”. To qualify for this exemption, we must ensure our asset composition meets certain criteria. Generally, 55% of our assets must consist of qualifying mortgages and other liens on and interests in real estate and the remaining 45% must consist of other qualifying real estate-type interests. Maintaining this exemption may adversely impact our ability to acquire or hold investments, to engage in future business activities that we believe could be profitable, or could require us to dispose of investments that we might prefer to retain. If we are required to register as an “investment company” under the 1940 Act, then the additional expenses and operational requirements associated with such registration may materially and adversely impact our financial condition and results of operations in future periods.

Paradyme Equities, LLC OFFERING CIRCULAR
32

Insurance Risks

We may suffer losses that are not covered by insurance.

The geographic areas in which we invest in notes may be at risk for damage to property due to certain weather-related and environmental events, including such things as severe thunderstorms, hurricanes, flooding, tornadoes, snowstorm, sinkholes, and earthquakes. To the extent possible, the Manager may but is not required to attempt to acquire insurance against fire or environmental hazards. However, such insurance may not be available in all areas, nor are all hazards insurable as some may be deemed acts of God or be subject to other policy exclusions.

The Manager expects to take assignment of a lender’s title insurance policy and will require that owners of property securing its notes maintain hazard insurance naming the Company or the Company’s loan servicing company, which is primarily expected to be Paradyme Funding, as the beneficiary. All decisions relating to the type, quality and amount of insurance to be placed on property securing its notes will be made exclusively by the Manager. Certain types of losses that may impact the security for the note could be of a catastrophic nature (due to such things as ice storms, tornadoes, wind damage, hurricanes, earthquakes, landslides, sinkholes, and floods), some of which may be uninsurable, not fully insured or not economically insurable. This may result in insurance coverage that, in the event of a substantial loss, would not be sufficient to pay the full prevailing market value or prevailing replacement cost of the underlying property. Inflation, changes in building codes and ordinances, environmental considerations, and other factors also might make it unfeasible to use insurance proceeds to replace the underlying property once it has been damaged or destroyed. Under such circumstances, the insurance proceeds received might not be adequate to restore the property, leaving the Company without security for its notes.

Furthermore, an insurance company may deny coverage for certain claims, and/or determine that the value of the claim is less than the cost to restore the property, and a lawsuit could have to be initiated to force them to provide coverage, resulting in further losses in income to the Company. Additionally, properties securing the notes may now contain or come to contain mold, which may not be covered by insurance and has been linked to health issues.

Further, when a borrower defaults on a Note, it is likely they will allow their hazard insurance to lapse. The Manager will attempt to obtain its own insurance policies on such properties, to the extent such lender’s policies are available, but it is possible that some of the properties securing the notes may be uninsured for a period of time or uninsurable. If damage occurred during a time when a property was uninsured, the Company may suffer a loss of its security for a loan.

Paradyme Equities, LLC OFFERING CIRCULAR
33

Federal Income Tax Risks

The Internal Revenue Service may challenge our characterization of the material tax aspects of your investment in the Units.

An investment in Units involves material income tax risks which are discussed in detail in the section of this offering entitled “

TAX TREATMENT OF COMPANY AND ITS SUBSIDIARIES” starting on page 56. You are urged to consult with your own tax advisor with respect to the federal, state, local and foreign tax considerations of an investment in our Units. We may or may not seek any rulings from the Internal Revenue Service regarding any of the tax issues discussed herein. Accordingly, we cannot assure you that the tax conclusions discussed in this offering, if contested, would be sustained by the IRS or any court. In addition, our legal counsel is unable to form an opinion as to the probable outcome of the contest of certain material tax aspects of the transactions described in this offering, including whether we will be characterized as a “dealer” so that sales of our assets would give rise to ordinary income rather than capital gain and whether we are required to qualify as a tax shelter under the Internal Revenue Code. Our counsel also gives no opinion as to the tax considerations to you of tax issues that have an impact on the individual or Member level.

You may realize taxable income without cash distributions, and you may have to use funds from other sources to fund tax liabilities.

As a Member of the Company, you will be required to report your allocable share of our taxable income on your personal income tax return regardless of whether you have received any cash distributions from us. It is possible that your Units will be allocated taxable income in excess of your cash distributions. We cannot assure you that cash flow will be available for distribution in any year. As a result, you may have to use funds from other sources to pay your tax liability.

You may not be able to benefit from any tax losses that are allocated to your Units.

Interests may be allocated their share of tax losses should any arise. Section 469 of the Internal Revenue Code limits the allowance of deductions for losses attributable to passive activities, which are defined generally as activities in which the taxpayer does not materially participate. Any tax losses allocated to investors will be characterized as passive losses, and, accordingly, the deductibility of such losses will be subject to these limitations. Losses from passive activities are generally deductible only to the extent of a taxpayer’s income or gains from passive activities and will not be allowed as an offset against other income, including salary or other compensation for personal services, active business income or “portfolio income”, which includes non-business income derived from dividends, interest, royalties, annuities and gains from the sale of property held for investment. Accordingly, you may receive no benefit from your share of tax losses unless you are concurrently being allocated passive income from other sources.

Paradyme Equities, LLC OFFERING CIRCULAR
34

We may be audited which could subject you to additional tax, interest and penalties.

Our federal income tax returns may be audited by the Internal Revenue Service. Any audit of the Company could result in an audit of your tax return. The results of any such audit may require adjustments of items unrelated to your investment, in addition to adjustments to various Company items. In the event of any such audit or adjustments, you might incur attorneys’ fees, court costs and other expenses in contesting deficiencies asserted by the Internal Revenue Service. You may also be liable for interest on any underpayment and penalties from the date your tax was originally due. The tax treatment of all Company items will generally be determined at the Company level in a single proceeding rather than in separate proceedings with each Member, and our Manager is primarily responsible for contesting federal income tax adjustments proposed by the Internal Revenue Service. In such a contest, our Manager may choose to extend the statute of limitations as to all Members and, in certain circumstances, may bind the Members to a settlement with the Internal Revenue Service. Further, our Manager may cause us to elect to be treated as an electing large Company. If it does, we could take advantage of simplified flow-through reporting of Company items. Adjustments to Company items would continue to be determined at the Company level, however, and any such adjustments would be accounted for in the year they take effect, rather than in the year to which such adjustments relate. Our Manager will have the discretion in such circumstances either to pass along any such adjustments to the Members or to bear such adjustments at the Company level.

State and local taxes and a requirement to withhold state taxes may apply, and if so, the amount of net cash from open payable to you would be reduced.

The state in which you reside may impose an income tax upon your share of our taxable income. Further, states in which we will own properties acquired through foreclosure may impose income taxes upon your share of our taxable income allocable to any Company property located in that state. Many states have implemented or are implementing programs to require companies to withhold and pay state income taxes owed by non-resident Members relating to income-producing properties located in their states, and we may be required to withhold state taxes from cash distributions otherwise payable to you. You may also be required to file income tax returns in some states and report your share of income attributable to ownership and operation by the Company of properties in those states. In the event we are required to withhold state taxes from your cash distributions, the amount of the net cash from operations otherwise payable to you would be reduced. In addition, such collection and filing requirements at the state level may result in increases in our administrative expenses that would have the effect of reducing cash available for distribution to you. You are urged to consult with your own tax advisors with respect to the impact of applicable state and local taxes and state tax withholding requirements on an investment in our Units.

The legislative or regulatory action could adversely affect investors.

In recent years, numerous legislative, judicial and administrative changes have been made in the provisions of the federal income tax laws applicable to investments similar to an investment in our Units. Additional changes to the tax laws are likely to continue to occur, and we cannot assure you that any such changes will not adversely affect your taxation as a Member. Any such changes could have an adverse effect on an investment in our Units or on the market value or the resale potential of our properties. You are urged to consult with your own tax advisor with respect to the impact of recent legislation on your investment in Units and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our Units.

Paradyme Equities, LLC OFFERING CIRCULAR
35

Risks Related to Employee Benefit Plans and IRAs

We, and our investors that have employee benefit plans or IRAs will be subject to risks relating specifically to our having employee benefit plans as Members, which risks are discussed below.

There are special considerations for pension or profit-sharing or 401(k) plans, health or welfare plans or individual retirement accounts whose assets are being invested in our Interests.

If you are investing the assets of a pension, profit sharing or 401(k) plan, health or welfare plan, or an IRA in us, you should consider:

•	whether your investment is consistent with the applicable provisions of ERISA and the Internal Revenue Code, or any other applicable governing authority in the case of a government plan;

•	whether your investment is made in accordance with the documents and instruments governing your plan or IRA, including your plan’s investment policy;

•	whether your investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA;

•	whether your investment will impair the liquidity of the plan or IRA;

•	whether your investment will produce unrelated business taxable income, as defined in Sections 511 through 514 of the Internal Revenue Code, to the plan; and

•	your need to value the assets of the plan annually.

You also should consider whether your investment in us will cause some or all of our assets to be considered assets of an employee benefit plan or IRA. We do not believe that under ERISA or U.S. Department of Labor regulations currently in effect that our assets would be treated as “plan assets” for purposes of ERISA. However, if our assets were considered to be plan assets, transactions involving our assets would be subject to ERISA and/or Section 4975 of the Internal Revenue Code, and some of the transactions we have entered into with the Manager and its affiliates could be considered “prohibited transactions” under ERISA and/or the Internal Revenue Code. If such transactions were considered “prohibited transactions” the Manager and its affiliates could be subject to liabilities and excise taxes or penalties. In addition, the Manager and its affiliates could be deemed to be fiduciaries under ERISA, subject to other conditions, restrictions, and prohibitions under Part 4 of Title I of ERISA, and those serving as fiduciaries of plans investing in us may be considered to have improperly delegated fiduciary duties to us. Additionally, other transactions with “parties-in-interest” or “disqualified persons” with respect to an investing plan might be prohibited under ERISA, the Internal Revenue Code and/or other governing authority in the case of a government plan. Therefore, we would be operating under a burdensome regulatory regime that could limit or restrict investments we can make and/or our management of our properties. Even if our assets are not considered to be plan assets, a prohibited transaction could occur if we or any of our affiliates is a fiduciary (within the meaning of ERISA) with respect to an employee benefit plan purchasing shares, and, therefore, in the event any such persons are fiduciaries (within the meaning of ERISA) of your plan or IRA, you should not purchase Interests unless an administrative or statutory exemption applies to your purchase.

Paradyme Equities, LLC OFFERING CIRCULAR
36

Investing with a SDIRA or other retirement account may subject an investor to Unrelated Business Taxable Income (UBTI)

Employee benefit plans and most organizations exempt from federal income taxes (“Exempt Organizations”), including IRAs and other similar retirement plans, are subject to tax to the extent that their unrelated business taxable income (“UBTI”) exceeds $1,000.00 during any tax year. To the extent that an Exempt Organization is allocated UBTI from the Company it would be subject to tax on such amounts exceeding $1,000 at the trust tax rates. UBTI generally means the gross income derived from any unrelated trade or business regularly carried on by the exempt organization, less the deductions directly connected with carrying on the trade or business. Certain types of income (and deductions directly connected with the income) are generally excluded when figuring UBTI, such as rents from real property and gains or losses from the sale, exchange, or other disposition of property. However, there are exceptions to the exclusion that will likely apply with respect to Company Investments. In this regard, it is likely that the Projects underlying the Company Investments will be acquired with funds from loans, which will be “acquisition indebtedness” and result in a portion of the net income therefrom, generally equal to the ratio of acquisition indebtedness to the basis in property, being UBTI. The fact that UBTI will be generated and allocated to the Company (and ultimately the Members) may make an investment in the Company less desirable for an Exempt Organization. Exempt Organizations should consult their own tax counsel regarding the possible consequences of an investment in the Company.

For certain other tax-exempt entities — charitable remainder trusts and charitable remainder unitrusts (as defined in Section 664 of the Code) — the receipt of any UBTI may have extremely adverse tax consequences, in that it could result in all of its income from all sources for that year is taxable.

DETERMINATION OF OFFERING PRICE

Our Offering Price is arbitrary with no relation to the value of the company. This Offering is a self-underwritten offering, which means that it does not involve the participation of an underwriter to market, distribute or sell the Class A Interests offered under this offering.

If the maximum amount of Class A Interests are sold under this Offering, the purchasers under this Offering will own 100% of the Class A Interests outstanding.

If the minimum amount of Class A Interests are sold under this Offering, the purchasers under this Offering will own 100% of the Class A Interests outstanding.

The Manager believes that if the maximum amount of the Class A Interests are sold under this Offering, the price per Unit value will be $1,000 per Unit for a total of $50,000,000.

The Manager believes that if the minimum amount of the Class A Interests are sold under this Offering, the price per Unit value will be $1,000 per Unit for a total of $500,000.

Paradyme Equities, LLC OFFERING CIRCULAR
37

PLAN OF DISTRIBUTION

This Offering shall remain open for one year following the Qualification Date of this Offering.

The Class A Interests (Units) are self-underwritten and are being offered and sold by The Company on a minimum/maximum basis. No compensation will be paid to any principal, the Manager, or any affiliated company or party with respect to the sale of the Class A Interests. This means that no compensation will be paid with respect to the sale of the Class A Interests to Paradyme Funding, Inc. We are relying on Rule 3a4-1 of the Securities Exchange Act of 1934, Associated Persons of an Issuer Deemed not to be Brokers. The applicable portions of the rule state that associated persons (including companies) of an issuer shall not be deemed brokers if they a) perform substantial duties at the end of the offering for the issuer; b) are not broker-dealers; and c) do not participate in selling securities more than once every 12 months, except for any of the following activities: i) preparing written communication, but no oral solicitation; or ii) responding to inquiries provided that the content is contained in the applicable registration statement; or iii) performing clerical work in effecting any transaction. Neither the Company, its Manager, nor any affiliates conduct any activities that fall outside of Rule 3a4-1 and are therefore not brokers nor are they dealers. All subscription funds which are accepted will be deposited directly into We do not intend to place the funds into a segregated account and will hold them in our corporate account until the minimum amount of $500,000 is reached. The purchase price for the Class A Interests is $1,000, with a minimum purchase of ten (10) Units. The Company will raise a minimum of $500,000 prior to funds being released to The Company. If the Company does not raise the Offering Amount within the Offering Period, all proceeds raised to that point will be promptly returned to subscribers of Class A Interests pro-rata, with interest, if any. The Manager will return funds to all subscribers within 72 hours of the end of the Offering Period if the Minimum Offering amount is not raised by the Company. In this circumstance, the Company intends on returning funds as they were received; for example, if a check was received, the Company will issue a check to the subscriber to return funds. If a wire was received the Company will issue a return wire to the subscriber. Subscription Agreements are irrevocable.

The Company may utilize an unrelated third party broker-dealer in addition to the Manager’s current network of investors of which they already have a pre-existing relationship to solicit investments. The Company, subject to Rule 255 of the 33 Act and corresponding state regulations, is permitted to generally solicit investors by using advertising mediums, such as print, radio, TV, and the Internet. We will offer the securities as permitted by Rule 251 (d)(1)(iii) whereby offers may be made after this Offering has been qualified, but any written offers must be accompanied with or preceded by the most recent offering circular filed with the Commission for the Offering. The Company plans to solicit investors using the Internet through a variety of existing internet advertising mechanisms, such as search-based advertising, search engine optimization, and the Company website. The Company website has not yet been developed and may never be.

Please note that the Company will not communicate any information to prospective investors without providing access to the Offering. The Offering may be delivered through the website that is not yet developed, through email, or by hard paper copy.

Paradyme Equities, LLC OFFERING CIRCULAR
38

However received or communicated, all of our communications will be Rule 256 compliant and not amount to a free writing prospectus. No sales will be made prior to this offering statement being declared qualified and a final Offering is available.

Prior to the acceptance of any investment dollars or Subscription Agreements, The Company will determine which state the prospective investor resides. Investments will be processed on a first come, first served basis, up to the Offering Amount of $50,000,000.

The Offering Period will commence upon the Offering Statement being declared qualified.

No sale will be made to a prospective investor if the aggregate purchase price payable is more than 10% of the greater of the prospective investor’s annual income or net worth. Different rules apply to accredited investors and non-natural persons.

Semi-annually, the Manager will report to the Members and will supplement this Offering with material and/or fundamental changes to our operations.

In compliance with Rule 253(e) of Regulation A, the Manager shall revise this Offering Statement during the course of the Offering whenever information herein has become false or misleading in light of existing circumstances, material developments have occurred, or there has been a fundamental change in the information initially presented. Such updates will not only correct such misleading information but shall also provide updated financial statements and shall be filed as an exhibit to the Offering Statement and be re-qualified under Rule 252.

The Manager, in its sole discretion, has the right to decline a subscription to the Company. Additionally, the Manager may elect to terminate any subscription to the Company, at any time, for any reason, in its sole discretion. Such subscription termination shall be effective immediately upon written notification from the Manager to the Member and upon return the Member’s capital account. Written notification of subscription termination shall be provided by certified mail and considered received 5 days after postmark, or may be delivered by email and considered received by Member’s acknowledgment of receipt by return email. The Manager, within 72 hours of acknowledgment and confirmation of return location, shall return any subscription funds, in full, to the declined subscriber.

The Manager has the sole discretion to issue additional interests that are not a part of this Offering, with such designations, holding periods, and percentage investment returns as the Manager may deem to be prudent and equitable from time to time.

USE OF PROCEEDS

The net proceeds to us from the sale of up to 50,000 Class A Interests offered at an offering price of $1,000 per Unit will vary depending upon the total number of Class A Interests sold. Regardless of the number of Class A Interests sold, we expect to incur Offering expenses estimated at approximately $60,000 for legal, accounting, and other costs in connection with this offering. The table below shows the intended net proceeds from this offering, indicating scenarios where we sell various amounts of the Class A Interests. There is no guarantee that we will be successful at selling any of the securities being offered in this Offering. Accordingly, the actual amount of proceeds we will raise in this offering, if any, may differ.

Paradyme Equities, LLC OFFERING CIRCULAR
39

The offering scenarios presented below are for illustrative purposes only and the actual amounts of proceeds, if any, may differ.

	10%	25%	50%	75%	100%
Units Sold	5,000	12,500	25,000	37,500	50,000
Gross Proceeds	$5,000,000	$12,500,000	$25,000,000	$37,500,000	$50,000,000
Offering Expenses[1]	$60,000	$60,000	$60,000	$60,000	$60,000
Selling Commissions & Fees[2]	$62,500	$156,250	$312,500	$478,750	$625,000
Net Proceeds	$4,877,500	$12,283,750	$24,627,500	$36,961,250	$49,315,000
Note Purchases[3]	$4,552,500	$11,758,750	$23,827,500	$35,911,250	$47,965,000
Related Acquisition Costs[4]	$0	$0	$0	$0	$0
Working Capital[5]	$300,000	$500,000	$750,000	$1,000,000	$1,250,000
Legal and Accounting[6]	$25,000	$25,000	$50,000	$50,000	$100,000
Total Use of Proceeds	$5,000,000	$12,500,000	$25,000,000	$37,500,000	$50,000,000

(1)

These costs assume the costs related to completing this Form 1-A as well as those costs related to the services of a transfer agent, listing fees, our interim financial statements, and our legal costs ($60,000). It is the intent of Manager to provide $50,000 of these offering expenses in exchange for Class B Interests in the Company.

(2)

The Company does not currently have an agreement for paying selling commissions or fees. In the event that the Company enters into an agreement with a licensed broker-dealer, it is anticipated that we will pay 1.25% of the total Gross Proceeds as a sales commission for the sale of Units and a 40 basis points annual trail fee.

(3)

We plan to purchase Mortgage Loans with the proceeds from this Offering. We will not incur closing or other costs in connection with these Mortgage Loan purchases. We will primarily be purchasing loans from Paradyme Funding (“Lender”) directly affiliated with our Manager or other third party licensed lenders to which we have no relation. All of the costs involved with the Company’s Mortgage Loan purchases will be paid by the Lender pursuant to our servicing agreement with the Lender (attached to this Offering Circular as an exhibit.) It is anticipated that the Company will purchase mortgage loans from the Lender at the price at which it was placed. In other words, it is an intention to sell the loan immediately to the Company upon placement by the Lender. The Company will purchase the loan based on the principal balance. There will be no premium on the mortgage loans. The loans placed by the Lender will be for the purposes of the Company. It is the intent of the Manager that no single loan purchase will exceed 15% of the assets of the Company and total loan exposure to a single sponsor will not exceed 20% once the fund has sold Membership Interests of over $5,000,000. As the Company grows these limits will be revised downward to a targeted range of 10% and 15%, respectively once the fund reaches Class A Interests of over $25,000,000 sold. The target diversity level is to have the average loan represent under 3.5% of the total assets of the Company once the fund reaches Class A Interests of over $25,000,000 sold. We may lend as much as 20%, or $10,000,000, of our assets to any particular borrower relationship or 15%, or $7,500,000 secured by any particular property if we are successful in raising 100% of its Offering amount or $50,000,000. We intend to hold our Mortgage Loans until maturity unless they become in default.

(4)

We will not initially be acquiring real estate assets, only Mortgage Loans. Mortgage Loans are notes that are primarily secured by a first deed of trust or mortgage. We will focus primarily on investments on Mortgage Loans secured by residential or commercial real estate located in the United States. Therefore, we do not initially expect to incur any costs related to real estate acquisition. We believe underwriting and closing costs will be at approximately 5% of the value of real estate assets in the event market conditions are favorable for acquiring real estate assets and market conditions are not favorable for the Company to acquire Mortgage Loan assets. The real estate asset acquisition costs could include travel to states in which we purchase real estate assets, research costs, closing costs, and other costs. Our ability to quantify any of the expenses is difficult as they will all depend on size of deal, price, due diligence performed (such as appraisal, environmental, property condition reports), legal and accounting, etc. We expect the related acquisition costs to be correlated with the Value of the real estate asset.

(5)

Costs associated with our web development, marketing and working capital for the next 12 months. Once approximately 500 units are sold, this working capital account will primarily be used as liquidity for fund operations and Member preferred distributions.

(6)	Costs for accounting and legal fees associated with being a public company for the next 12 months.

Paradyme Equities, LLC OFFERING CIRCULAR
40

The Use of Proceeds sets forth how we intend to use the funds under the various percentages of the related offering. All amounts listed are estimates.

The net proceeds will be used for ongoing legal and accounting professional fees (estimated to be between $10,000 and $100,000 depending on our money raise and mortgage note acquisitions for the next 12 months), working capital for the creation of a website, marketing, and general operating expenses. We determined estimates for ongoing professional fees based upon consultations with our accountants and lawyers, and operating expenses and due diligence costs based upon the Manager’s real estate industry experience.

As of July 31, 2017, the Manager has advanced $20,000 for legal fees and other expenses. It is anticipated that the Manager will advance another $25,000 for legal fees and upon acceptance of this Form 1-A, the Manager will receive an additional $40,000 in Class B Interests in exchange for the first $40,000 that has been advanced by the Manager for legal fees, regardless of the number of Units sold. Our Offering expenses are comprised of legal and accounting expenses, SEC and EDGAR filing fees, printing and transfer agent fees. Our Manager will continue to advance additional Offering expenses as they are required by the Company throughout the successful completion of the Company qualification process. Once 100 units are sold, the Manager will be reimbursed for all of the Offering expenses advanced by the Manager in excess of the amounts contributed towards purchase of Class B Interests. Based on the information above, the Manager will have contributed $50,000 toward the purchase of Class B Interests. The Manager will not receive any compensation for their efforts in selling our Class A Interests.

The Manager will pay the offering expenses regardless of the amount of Class A Interests we sell. The $50,000 advanced by the Manager for the legal expenses will be exchanged for Class B interests. The additional Offering expenses advanced by the Manager will be reimbursed once we sell at least 1000 Class A Interests, we believe that we will have sufficient funds to continue our filing obligations as a reporting company for the next 12 months. We intend to use the proceeds of this offering in the manner and in order of priority set forth above. We do not intend to use the proceeds to acquire assets or finance the acquisition of other businesses. At present, no material changes are contemplated. Should there be any material changes in the projected use of proceeds in connection with this Offering, we will issue an amended Offering reflecting the new uses.

In all instances, after the qualification of this Form 1-A, the Company will need some amount of working capital to maintain its general existence and comply with its reporting obligations. In addition to changing allocations because of the amount of proceeds received, we may change the use of proceeds because of required changes in our business plan. Investors should understand that we have wide discretion over the use of proceeds. Therefore, management decisions may not be in line with the initial objectives of investors who will have little ability to influence these decisions.

Paradyme Equities, LLC OFFERING CIRCULAR
41

SELECTED FINANCIAL DATA

The following summary financial data should be read in conjunction with “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION” and the Financial Statements and Notes thereto, included elsewhere in this Offering. The statement of operations and balance sheet data from inception through the period ended July 31, 2017 are derived from our audited financial statements.

At July 31, 2017

TOTAL ASSETS	$20,000

LIABILITIES AND MEMBERS’ EQUITY

LIABILITIES

Current Liabilities	20,000

TOTAL LIABILITIES	20,000

TOTAL MEMBERS’ EQUITY	0

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$20,000

Inception (May 2017) to July 31, 2017

Revenues	$0

Expenses	$0

Net Income (Loss)	$(0)

Paradyme Equities, LLC OFFERING CIRCULAR
42

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

The following discussion and analysis should be read in conjunction with our financial statements and the notes thereto contained elsewhere in this filing.

Critical Accounting Policies

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards that have different effective dates for public and private companies. We have elected to take advantage of this extended transition period, and thus, our financial statements may not be comparable to those of other reporting companies. Accordingly, until the date we are no longer an “emerging growth company” or affirmatively opt out of the exemption, upon the issuance of a new or revised accounting standard that applies to our financial statements and has a different effective date for public and private companies, we will disclose the date on which adoption is required for non-emerging growth companies and the date on which we will adopt the recently issued accounting standard.

Cautionary Statement Regarding Forward-Looking Statements

With the exception of historical matters, the matters discussed herein are forward-looking statements that involve risks and uncertainties. Forward-looking statements include, but are not limited to, statements concerning anticipated trends in revenues and net income, projections concerning operations and available cash flow. Our actual results could differ materially from the results discussed in such forward-looking statements. The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes thereto appearing elsewhere herein.

Background Overview

Paradyme Equities, LLC was formed in the State of California in June of 2015. We have no plans to change our business activities or to combine with another business, and we are not aware of any events or circumstances that might cause our plans to change. The Manager of the Company do not have any plans or arrangements to enter into a change of control, business combination or similar transaction or to change management.

The Company’s overall strategy is to purchase performing notes secured by real property throughout the United States from Lender. The Company will immediately commence collection of mortgage payments from borrowers through the services of a licensed servicer, the Lender. It is the Company’s intent to primarily purchase performing notes. The Company will be owned by the Manager and Members which may include, but is not limited to: individuals, individual retirement accounts, banks and other financial institutions, endowments, and pension funds.

Paradyme Equities, LLC OFFERING CIRCULAR
43

The Company’s potential diverse pool of secured real estate investments will offer its Members the opportunity to earn a preferred annualized 8.5% return depending upon the Capital Contribution made and the time it takes for the Member to execute the Subscription Agreement and invest funds (please see “Fees and Cash Distributions.”) The Manager, Paradyme Funding, Inc., will exclusively manage the Company.

Results of Operations

For the period ended July 31, 2017

We generated no revenues for the year ended July 31, 2017. We do not have any current activities. We have generated expenses of $0 from inception (May 2017) to July 31, 2017. This has resulted in a loss of $0 from inception (May, 2017) to July 31, 2017.

Total expenses

From inception (May, 2017) to July 31, 2017, we have generated $0 expenses.

Net loss

For the year ended July 31, 2017 we have generated a net loss of $0.

Assets

We currently have no assets other than $20,000 in capitalized start-up costs and cash.

Liabilities

We currently have no liabilities.

Liquidity and Capital Resources

As of July 31, 2017, the Company had $20,000 in assets and total liabilities of $20,000. As of July 31, 2017, the Company has incurred total expenses since inception (May, 2017) of $0. The Company hopes to raise $50,000,000 in this Offering with a minimum of $500,000 in funds raised. If we are successful at raising the minimum amount of this Offering, we believe that such funds will be sufficient to fund our expenses over the next twelve months, which we currently estimate to be $60,000. Upon the qualification of the Form 1-A, the Company plans to pursue its investment strategy of performing note acquisition. There can be no assurance that additional capital will be available to the Company. If the Company is unable to raise additional capital, the Company’s investment objective of acquiring performing notes will be adversely affected. The Company currently has no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources. Since the Company has no such arrangements or plans currently in effect, its inability to raise funds for the above purposes will have a severe negative impact on its ability to remain a viable company.

Paradyme Equities, LLC OFFERING CIRCULAR
44

Related Party Transactions

Since our formation, we have raised $20,000 from our Manager. The Manager has advanced cash for Company startup expenses of which, $15,000 has already been utilized for legal costs. The affiliate company that lent the money for these expenses has agreed not to charge the Company interest for this loan.

Going Concern Consideration

Our independent auditors included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

Off-Balance Sheet Arrangements

We anticipate utilizing the Lender for supply of performing mortgage notes and loan servicing. We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Changes In And Disagreements With Accountants On Accounting And Financial Disclosure

None.

Employees

Currently, Ivan Oberon and Ryan Garland are the principals of our Manager and devotes a minor portion of his working hours to our Company without a salary. For more information on our personnel, please see "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT." Initially Mr. Garland and Mr. Oberon will coordinate all of our business operations. The Manager has advanced the working capital to cover our initial start-up costs. We plan to use consultants, attorneys, accountants, and other personnel, as necessary and do not plan to engage any additional full-time employees in the near future. We believe the use of non-salaried personnel allows us to expend our capital resources as a variable cost as opposed to a fixed cost of operations. In other words, if we have insufficient revenues or cash available, we are in a better position to only utilize those services required to generate revenues as opposed to having salaried employees.

Paradyme Equities, LLC OFFERING CIRCULAR
45

Our Manager is spending the time allocated to our business in handling the general business affairs of our Company such as accounting issues, including review of materials presented to our auditors, working with our counsel in preparation of filing our Form 1-A, developing our business plan and performing note acquisitions. Upon effectiveness and successful raise, the principals of the Manager will devote additional working hours to the Company.

INVESTMENT POLICIES OF COMPANY

In all types of investment, our policies may be changed by our Manager without a vote by Members.

We intend to purchase Mortgage Loans on commercial and residential real estate throughout the country, starting in California on investment and non-owner occupied properties. We intend on purchasing notes that are secured with commercial and residential property. We intend to purchase these Mortgage Loans at no more than 70% of the after repaired value (ARV) of the assets upon which the lien(s) are secured.

We intend to evaluate each performing note investment based upon information provided by the Lender:

1.	Review current information on the owner/borrower of the property.
2.	Review the Inspection Report and the rehab budget.
3.	Review the ARV Appraisal and determine that the loan amount is below 70% ARV.
4.	Review the Lender’s title insurance and the property hazard insurance.
5.	Review and execute the mortgage note purchase documents.

The After Repaired Value (“ARV”) is calculated by industry standard methods, appropriate for subject property, by professional independent licensed appraisers. ARV value calculation also includes the consideration and evaluation of data obtained from current, on-site building inspections. The building inspections are typically provided by local certified professional building inspectors.

The party responsible for the ARV, is an independent, 3rd party appraiser, licensed in subject state, and experienced in appraisal for the type and location of subject property.

Note: The ARV appraisal method used most commonly for fund note evaluations will be the "comparable sales method". The comparable sales method calculations are based on sales prices of multiple, recent comparable sales, from the immediate area. These comparable sales are when adjusted for differences and subsequently averaged to obtain an evaluation. In some instances, where the appraiser determines it is more appropriate, the "income evaluation approach", or the "replacement cost approach" may be used for calculation of the ARV.

Paradyme Equities, LLC OFFERING CIRCULAR
46

Further, potential investors should be advised:

a)	We do not intend to issue senior securities at some time in the future.

b)	We may borrow money collateralized by our properties in an amount consistent with a 1 to 1 leverage ratio of assets to leverage.

c)	We have no intention of initiating personal loans to other persons.

d)	We have no intention of investing in the securities of other issuers for the purpose of exercising control.

e)	We have no intention to underwrite securities of other issuers.

f)	We will not engage in the purchase and sale (or turnover) of investments that are not real estate related at some time in the future.

g)	We may offer our securities in exchange for property or mortgage notes.

h)	We may acquire other securities of other funds so long as those funds are real estate related.

i)	We intend to make annual or other reports to security holders including 1-Ks, 1-SAs, 1-Us, and exit reports on Form 1-Z as deemed necessary.

As market conditions change, our policies for both investments and borrowing will be evaluated and updated as necessary to safeguard Member equity. We will update our Members 1-Us within 30 business days, 1-SAs semi-annually, and other Member reports if there are any changes in our investment policy or our borrowing policies.

POLICIES WITH RESPECT TO CERTAIN TRANSACTIONS

Our policy with respect to our Manager concerning certain transactions is as follows:

We do not intend on issuing senior securities. We have no interest, currently, in underwriting securities of others or purchasing securities or assets other than real property assets and securities. In the event that we foreclose on a property, we may encumber our properties that we acquire with financing consistent with a 1 to 1 ratio of assets to leverage.

Paradyme Equities, LLC OFFERING CIRCULAR
47

Conflicts of Interest

The officers of the Manager are also involved in other businesses. As a result, this individual owes fiduciary duties to these other entities and their owners, which fiduciary duties may conflict with the duties that he owes to our stockholders and us. Their loyalties to these other entities could result in actions or inactions that are detrimental to our business, which could harm the implementation of our investment objectives. Conflicts with our business and interests are most likely to arise from involvement in activities related to (1) allocation of new investments and management time and services between us and the other entities, (2) our purchase of Mortgage Loans from affiliated entities, (3) the timing and terms of the investment in a Mortgage Loan, and (4) compensation to Paradyme Funding. If we do not successfully implement our investment objectives, we may be unable to generate cash needed to make distributions to you and to maintain or increase the value of our assets.

To this end, the Manager currently places loans for private lenders and real estate borrowers. The Manager believes that it will convert most of the private lenders it has worked with in the past will be converted into investors in this Regulation A offering and that the Company will become the primary lender after purchasing the loans placed by the Lender. In the event that certain private lenders do not intend to invest in the Company and instead, remain a private lender, the Company will always take priority for projects over such private lenders. Only in the event that the Lender or Manager have a project or property that a.) does not fit the underwriting criteria of the Company or b.) where the Company lacks current capital, the Lender or Manager will open the opportunity to outside private lenders.

It is expected, as needed, the Manager will spend its full working hours on the Company.

If in the event that the Manager has an opportunity that may fit both the underwriting criteria and capital resources of the Company and another, affiliated entity or lender, the Manager will provide the opportunity to the Company and then to the other affiliated entity.

DESCRIPTION OF BUSINESS

We currently do not have any Mortgage Loans. We do not lease or own any real property. We are currently developing our website. We do not pay rent for our corporate headquarters which is leased by the Lender because the amount of the space we use at such office is de minimis. We believe that this space will be sufficient.

OVERVIEW

Paradyme Equities, LLC is an emerging growth company which was formed on May, 2017. We have commenced only limited operations, primarily focused on organizational matters in connection with this offering. We intend on generating revenues primarily from interest received on mortgage notes acquired. However, under certain favorable market conditions, we may generate revenues from direct ownership of real estate which could generate revenues in two ways: cash flow from lease of the properties, or resale profits.

We have no plans to change our business activities or to combine with another business, and we are not aware of any events or circumstances that might cause our plans to change. Neither management of the Company, nor the majority Member of the Company, have any plans or arrangements to enter into a change of control, business combination or similar transaction or to change management.

The Company has been organized primarily to acquire performing 1st lien mortgage notes or trust deeds secured by real property from the Lender. The Lender, or a third party, will then service the acquired mortgage notes and the Company will receive monthly interest payments.

The Company plans to purchase notes from the Lender. However, the Company may also acquire notes from various sources including from banks, auctions, brokers, and in market places across the United States. We expect to purchase notes at a price of approximately 70% or more below the after repaired value of the underlying property. After acquisition, in the cases where we acquire non-performing notes, we will work with the borrowers to get the lien re-performing. If successful, we may choose to hold the 1st lien for its cash flow or re-sell it at a profit. In the event re-performance is not possible, we will foreclose and take possession of the underlying property.

Paradyme Equities, LLC OFFERING CIRCULAR
48

We are offering the Class A Interests herein on a “minimum/maximum” basis. The Company will raise a minimum of $500,000 prior to using proceeds from this Offering to acquire notes. We expect to use the net proceeds from this Offering to pay for our operating costs as a qualified company, including on-going legal and accounting fees, and to finance costs associated with acquiring notes.

The Company may sell 1st liens or properties on terms. It is the Company’s intent to continue to generate revenues from 1st liens and properties and, in some circumstances, after disposition by selling the properties with seller financing.

The Manager, in accordance with the summary here and the Operating Agreement of the Company, shall manage the following activities:

•	Purchase performing notes that are secured by real estate.
•	Work with borrowers of non-performing notes to get these liens re-performing.
•	Foreclose on the underlying properties of notes that cannot re-perform.
•	In the event the Company acquires properties through foreclosure, have an outside, 3rd party rehabilitate properties acquired by the Company.
•	Have an outside, 3rd party rent and manage properties acquired by the Company.
•	Have an outside, 3rd party sell properties within the term of the Company.

The Manager shall use the Capital Contributions of the Members for the purchase of notes, working capital and expenses, including Organizational Expenses and Company Expenses. Subsequently, the Manager will focus its efforts on managing the assets acquired by the Company so as to provide a Preferred Return to the Members. (See “Distributions” and “Operating Agreement.”)

Overview

Our primary business is to invest in a diversified portfolio of Mortgage Loans that are primarily secured by a first deed of trust or mortgage. We will focus primarily on investments in mortgage loans secured by residential or commercial real estate located in the United States. We expect to use substantially all of the net proceeds from this offering to acquire real estate secured loans (fixed and variable interest rate), including bridge and mezzanine loans, first and second mortgage loans, subordinated mortgage loans, real estate secured loans where a portion of the return is dependent upon performance-based metrics and other loans secured by real estate.

We believe that there is an opportunity to provide financing for the acquisition, construction or rehabilitation of commercial and residential properties for real estate developers. We also believe that there are opportunities to provide real estate financing to some borrowers who are not able to qualify for commercial bank financing due to the location of the property, its physical appearance, tenant mix, higher vacancy or the borrower’s lower credit score, personal leverage or lack of liquidity. We believe that there are opportunities to finance borrowers who need to close loans more quickly than the time required by commercial banks. And, we believe that there is an opportunity to acquire Mortgage Loans from distressed lenders at a discount to par.

Paradyme Equities, LLC OFFERING CIRCULAR
49

We believe that there are opportunities to acquire commercial and residential properties that are in need of new management, rehabilitation or have unimproved land allowing for the construction of additional improvements.

We do not believe that at any time we will be deemed an “investment company” under the Investment Company Act of 1940 as we do not intend on trading or selling securities. Rather, we intend to hold and manage mortgage notes and/or real estate. However, if at any time we may be deemed an “investment company,” we believe we will be afforded an exemption under Section 3(c)(5)(C) of the Investment Company Act of 1940, as amended (referred to in this Offering as the “1940 Act”). Section 3(c)(5)(C) of the 1940 Act excludes from regulation as an “investment company” any entity that is primarily engaged in the business of purchasing or otherwise acquiring “mortgages and other liens on and interests in real estate”. To qualify for this exemption, we must ensure our asset composition meets certain criteria. Generally, 55% of our assets must consist of qualifying mortgages and other liens on and interests in real estate and the remaining 45% must consist of other qualifying real estate-type interests. We intend on meeting these required thresholds.

We have not commenced any significant operations to carry out our business plan. We have only performed those tasks related to our organization and development of our business plan. Upon receiving funding, we plan to continue to carry out our business plan, as described in this Prospectus, of acquiring, renovating, managing, and disposing of Mortgage Loans with the objective of generating current income.

Prospective Members are invited to review any documents that the Manager possesses regarding the Company, the operations of the Company and any other matters regarding this Offering. All such materials are available at the office of the Company, at any reasonable hour, after reasonable prior notice to the Manager. The Manager will afford prospective Members the opportunity to ask questions of, and receive answers from, its representatives concerning the terms and conditions of the offering in addition to reviewing due diligence files on acquired assets and to obtain any additional information to the extent that the Manager or the Company possesses such information or can acquire it without unreasonable effort or expense.

Prospective Members should consider investment in the Company to be speculative, as it is not intended to be a complete investment program. The Company is designed only for sophisticated persons who are able to bear a complete loss of their capital investment in the Company.

Market Opportunity

The Company will acquire Mortgage Loans secured by real estate.

The Company will attempt to acquire Mortgage Loans made by owners of real estate that may be underserved by commercial banks and other institutional lenders. The Company will serve borrowers that need to close on the purchase of real estate more quickly that a commercial bank can accommodate. The Company will serve borrowers that seek more flexible loan structures or terms offered by commercial banks and other institutional lenders. The Company will also serve borrowers that are unable or unwilling to satisfy all of the credit standards of a commercial bank, but, have the capacity to deliver real estate mortgages of a sufficient value to meet our underwriting requirements.

Paradyme Equities, LLC OFFERING CIRCULAR
50

Investment Objectives

Our primary investment objective is to generate current income. We anticipate generating current income from interest payments on its Mortgage Loans. Under certain market conditions, we may also generate income from other real estate related activities.

The Company’s philosophy is to purchase Mortgage Loans that were based on the Borrower’s equity in the property and the skill and capacity of the people involved, their credit and a belief in the business plan for the real estate. Further, loans are sized to a basis or loan amount where the Company is indifferent if the loan performs as agreed, the plan “B” has to be implemented or we have to take over ownership in the event of default.

The Company intends to focus on the luxury residential market, but may also lend on other single family residences as well as multifamily renovation and development from time to time.

Investment Strategy

Our typical Mortgage Loan will be made to a real estate investor intending to buy and repair a single-family home, usually in the luxury residential space. We intend to finance established builders with new construction projects. These are typically financially stable borrowers with years of building experience. Our borrowers will typically have good credit, income to support the loan, and liquid reserves in case something goes wrong. We loan the purchase and repairs, but never loan more than 70% of the property’s after repaired value (ARV). After repaired value is determined by an independent third party appraiser. Our interest rates are high because we believe there is a high demand for rehab loans. We may also use loan to value (LTV) as criteria. Lending based on LTV may not exceed 80%.

Lending Program - Overview

The Company will purchase Mortgage Loans from a related party, Paradyme Funding, which is a licensed lender, and other licensed lenders. The Mortgage Loans provide financing to owners of real estate that are underserved by commercial banks and other institutional lenders. Paradyme Funding served borrowers that need to close on the purchase of real estate more quickly than a commercial bank can accommodate. The Mortgage Loans that the Company purchases from a lender will serve borrowers that seek more flexible loan structures or terms offered by commercial banks and other institutional lenders. The Mortgage Loans will be appropriate for borrowers that are unable or unwilling to satisfy all of the credit standards of a commercial bank, but, have the capacity to deliver real estate mortgages of a sufficient value to meet our underwriting requirements.

Paradyme Equities, LLC OFFERING CIRCULAR
51

The Manager has extensive experience in evaluating and managing Mortgage Loans similar to the types of Mortgage Loans in which we intend to purchase from a lender. We intend to purchase Mortgage Loans satisfying the following criteria:

•	Purpose shall include financing for non-owner occupied and investment real estate including standing commercial properties, income producing land and developed lots; and construction loans;
•	Focus on small and mid-sized loans from $200,000 to $5 million;
•	Maximize current income;
•	Terms of six months to two (2) years with 2 possible six month extensions; and
•	Loan amount shall not exceed 70% of the after repaired value of the underlying property or 85% of the loan to current “as-is” value, whichever is less.

We will primarily seek to acquire Mortgage Loans at fixed rates of interest. To a lesser extent, we will also consider opportunities to acquire variable interest rate Mortgage Loans, in addition to, fixed rates of interest.

We will make Mortgage Loans to real estate developers and investors that construct or renovate their properties.

We may seek opportunities to acquire commercial real estate loans from commercial banks, credit unions and private lenders. We will generally seek to acquire Mortgage Loans at face value; however, we may have to pay face value or perhaps a premium on face value when we believe it is in our best interest.

Our Mortgage Loans will not be secured by any agency of the United States government. We may not require a personal guaranty of full repayment by the principals of its borrowers. We will not have our Mortgage Loans insured.

Lending Program – Pricing

Interest rates on the Mortgage Loans which we intend to purchase will range from approximately 9% to 12%, with a targeted average of 10.5% depending upon market conditions. While most of the loans we purchase will generally be at a fixed rate of interest, a loan with a floating interest rate may be purchased in the event we believe it is in the Company’s best interest. The interest rate will be influenced by many factors, which may include the complexity of the business plan for the property, advance rate against value of the mortgaged property, amount of the Mortgage Loan and the credit and financial capacity of the borrower or principals. Modification fees, extension fees, default interest, a prepayment fee, late fees, an exit fee, a loan assumption fee, evaluation, processing, and a re-conveyance fee may also be charged to a borrower and shall be retained by the servicer, the Lender. We intend to charge origination fees to the Lender between two (2) and five (5) points.

Paradyme Equities, LLC OFFERING CIRCULAR
52

We will attempt to acquire mortgage loans at rates competitive with other private lenders making similar loans. Mortgage loans rates are subject to change based on various unpredictable factors including economic conditions and governmental financial policy, laws and regulations.

Lending Program – Underwriting Policies and Procedures

Our Lender has developed underwriting standards and procedures to control the risks relating to its lending. The procedures apply standards relating to approval limits, loan to cost ratios, loan to value ratios, debt service coverage or debt yield ratios, and the skill, experience, credit and financial capacity of the borrower or sponsor, as well as other matters relevant to the Mortgage Loans and their collateral. Our Lender will determine the skill and experience of borrowers and sponsors by conducting interviews, reviewing references, checking credit reports, doing background checks and reviewing financial information. Our Lender will determine the loan to value ratios based upon on its estimate of the “as completed” value of the property to be mortgaged to us, or the loan to value based on the current value of the property to be mortgaged. We will not acquire Mortgage Loans secured by residential owner or business owner occupied properties or Mortgage Loans where the funds will be used for personal, household or family purposes.

We will acquire Mortgage Loans secured by properties located anywhere in the United States that are secured by a deed of trust or mortgage. We will limit the Mortgage Loans we acquire to no more than 70% of the after repaired value of the property to be mortgaged us or up to 85% of the “as-is” value, whichever is less. Generally, the value of the property securing a Mortgage Loan of ours would have to decline by more than 15% before it would suffer a loss upon the sale of that property following foreclosure.

Among other forms of due diligence, we will determine the creditworthiness of the borrowers by considering credit scores. Credit scores range from the 400’s to the 800’s, with the lower the credit score, the lower the creditworthiness of the individual. The credit score is one of several factors which may be used in our evaluation to make a Mortgage Loan. The borrower, or the principal of the borrower if an entity, should have a credit score above 550. We may approve Mortgage Loans to borrowers with credit scores below 550 in the event we have sufficient understanding of the drivers of the low credit score, satisfaction that the principal or borrower acted in a forthright manner in the event(s) that are driving the low score and may require additional collateral or additional equity to mitigate the increased risk associated with the low credit score. Our Lender does not intend to lend to any one or entity that has filed for bankruptcy in the past ten (10) years.

The Manager is not an appraiser. We will rely on the Lender which will utilize multiple independent third-party sources for the valuation of the properties that will serve as collateral for our Mortgage Loans, including the possible use of independent appraisals. Our Lender may consult multiple listing services to obtain comparable data and the opinion of local real estate brokers. No source of valuation is definitive.

Paradyme Equities, LLC OFFERING CIRCULAR
53

We will require a title policy with regard to all properties mortgaged to us.

Loan Types and General Guidelines:

The Company intends purchase the following non-owner occupied and investor loan product types:

•	Bridge loans
•	Rehab loans
•	Perm loans
•	Rehab to Perm loans
•	Construction loans
•	Master commitments, for multiple construction loans with conforming terms and provisions
•	Secured lines of credit
•	Joint Ventures, on a select basis

Loan terms will typically be six months to two (2) years and will be limited to three (3) years with extensions.

We intend to purchase Mortgage Loans on the following assets:

•	Single-family residential, including luxury residential (one to four units)
•	Multi-family residential (five units or more)

Loans will be underwritten according to guidelines specific to their collateral type, as described in more detail below.

Borrower Requirements

The Company’s policy when considering the acquisition of a mortgage loan is to underwrite Borrower’s equity first. The Company will also consider the Borrower’s qualification. The principals involved in the transactions will be assessed based on their:

•	Credit history and background, including any bankruptcies, foreclosures, chronic delinquencies or criminal records
•	Experience and track records
•	Financial resources, including liquidity, recurring cash flow and convertible assets
•	Vested interest in the transaction
•	Borrower must have a 10% minimum contingency available for any rehab budget
•	Personal guarantee from Borrower or principal of Borrower.

Loan transactions are underwritten by the Lender with a thorough understanding of the loan’s purpose. The Company requires the identification of no fewer than two (2) sources of repayment.

Paradyme Equities, LLC OFFERING CIRCULAR
54

Specific Guidelines for Single-family Residential Properties

This collateral may include single family housing tracts; SFR’s acquired and renovated by fix-and-flip operators; and one- or two-unit SFR developments. The Company favors financing higher-end homes that are valued in excess of $1 million.

The construction of tract housing, including small-lot subdivisions, may be financed by a Mortgage Loan that is purchase by the Company. The Company may require that purchased Mortgage Loans are deployed in small phases, and that certain sales thresholds be met before additional phases commence construction.

Housing is always to be underwritten in a rental scenario, in order to ascertain a source of repayment alternate to that of sale.

The Company intends to give consideration of Mortgage Loans that consider the following parameters:

•	Status of entitlements; expected timing to construction start; conditions to tract map approval.
•	Whether the area supports new homes.
•	Competing projects.
•	Whether the location is desirable; proximity to retail uses, entertainment, parks and schools; absence of nuisances.
•	Units’ layout, design, bedroom count, garages.
•	Borrower’s expertise with home sales.
•	Actual or pro forma sales consistent with or reasonably comparable to the market.

Fix-and-flip operations may be financed by the Lender using secured, revolving lines of credit. The Company may consider purchasing such loans. Underwriting guidelines for this financing are as follows:

•	Advances are managed by our servicer, the Lender. Typically advances are made upon Borrower’s request and after an inspection is made by an independent third-party building inspector.
•	Monthly interest is paid directly by Borrower from the cash flow of its operations.
•	The Company will determine the amount of its advance on any particular SFR property based on (1) that property’s total budgeted cost and (2) its prospective market value upon completion of the improvements planned by the Borrower.

Specific Guidelines for Multifamily Residential Properties

The Company intends to give consideration to the following parameters:

•	Whether the area supports new or renovated apartments.
•	Whether the location is desirable; proximity to retail uses, entertainment, parks and schools.
•	Property’s design; should be attractive and functional; adequate parking; level of amenities.
•	Units’ layout, design, bedroom count.
•	Borrower’s expertise with property management.
•	Actual or pro forma rents consistent with or reasonably comparable to the market.

Paradyme Equities, LLC OFFERING CIRCULAR
55

Specific Guidelines for Construction Loans

Construction loans will be structured to require Borrower equity, as detailed in the table below. This equity may consist of actual land acquisition costs; project costs incurred directly by the Borrower, as evidenced by paid invoices and as approved by the Company; and cash; or any combination thereof. Land appreciation, costs incurred that do not add to the value of the project as planned, and carry costs are not eligible as equity. Furthermore, it is important to the Company that the developer(s) personally have invested no less than a 5% share of the equity that the Company requires.

Additional risks must be assessed with this particular loan product. Generally, these risks include:

Budget Cost Overruns

1.	Construction contracts must be reviewed, and must be either “Guaranteed Maximum” or “Fixed Price.”

2.	Funding of developer overhead must be closely monitored, to ensure that disbursements do not out-pace the project’s construction progress.

3.	The loan must be structured with a proper Contingency Reserve that takes into account the Borrower’s experience with the product type being built, the complexity of the project and the Company’s experience with the Borrower.

4.	The loan must be structured with a proper Interest Reserve that takes into account potential construction, marketing and repayment delays.

Completion Risk

1.	Expertise, experience and financial strength of Borrower must be assessed.

2.	Review and approval of the General Contractor. If possible, the Company obtains financial reports and resumes on the General Contractor.

Marketing Risk

1.	the Company may impose construction start limitations on phased SFR developments, in order to reduce the risk of standing inventory.

2.	The Company typically imposes pre-leasing requirements for income property developments.

3.	The Company typically imposes pre-sale requirements for for-sale commercial developments.

Paradyme Equities, LLC OFFERING CIRCULAR
56

Repayment Risk

1.	Because the underwriting of a construction loan requires that certain assumptions be made about what market conditions will be once the project is completed, there is a risk of the Borrower’s ability to repay its construction loan in a timely manner. Underwriting should include a “buffer” or margin in the takeout loan’s anticipated borrowing rate, to better ensure the property’s qualification for takeout financing.

2.	Underwriting should also include stress-testing of pro forma rents and pro forma sales prices, to ascertain repayment of the Company’s loan even with a “reasonable” downturn in the economics.

3.	Pro formas should never be overly aggressive or incorporate unrealistic expectations; rather, pro formas should be based on reasonable comparisons to the current market.

All loan documents and insurance policies regarding Mortgage Loans acquired by the Company will name the Company or servicer, on behalf of the Company, as payee and beneficiary.

Company funds will not be disbursed for the acquisition of Mortgage Loans until:

1.	Satisfactory title insurance coverage has been obtained for all loans, with the title insurance policy naming the Company or the servicer for the benefit of the Company as the insured and providing title insurance in an amount equal to the principal amount of the Mortgage Loan. Note that title insurance insures only the validity and priority of the Company’s deed of trust or mortgage, and does not insure the Company against loss by reason of other causes, such as reduction in the value of the security property, over-appraisals, borrower’s defaults, etc.; and

2.	Satisfactory fire and casualty insurance has been obtained for all loans, naming the Company or the servicer for the benefit of the Company as loss payee in an amount at least equal to the value of the improvements on the security property or the principal amount outstanding of the Mortgage Loan. The Company does not intend to arrange for mortgage insurance, nor require the borrower to maintain liability insurance. Additionally, the Company may not require the borrower to carry fire and casualty insurance if the security property consists of unimproved land.

In those cases where the Company purchases of all or a portion of a Mortgage Loan from the Manager, an affiliate or a third party, the Company will obtain an endorsement to the original title insurance policy which will name the Company as the insured or co-insured, as appropriate. Additionally, the Company will make certain that the policy(ies) of fire and casualty insurance insuring the security property do provide that the Company is added as a mortgagee or an additional loss payee.

Advances may be made by the Manager and affiliates to finance a Mortgage Loan. We may enter into joint ventures with the Manager or its affiliates.

Paradyme Equities, LLC OFFERING CIRCULAR
57

Borrowers generally will make interest payments in arrears and Will be collected each month via electronic funds transfer or ACH.

The servicer, on behalf of the Company, will negotiate with borrowers in default and may change the terms of the Mortgage Loan in default or enter into a forbearance agreement with the borrower to allow for continued payments. The Company may also accept a deed in lieu of foreclosure or begin foreclosure to achieve recovery of principal and interest due the Company.

The Company intends to acquire Mortgage Loans primarily for the purpose of receiving monthly interest income. However it will also commonly resell such Mortgage Loans in the ordinary course of business. The Company may sell Mortgage Loans (or fractional interests therein) when the Company determines that it appears to be advantageous to the Company to do so, based upon then current economic conditions, current interest rates, the length of time that the Mortgage Loan has been held by the Company, and the investment objectives of the Company. The Company may also sell a Mortgage Loan in order to manage the maximum loan outstanding to a single borrower or to manage the maximum exposure to a single property.

Lending Program - Fund Control

The Company will use a form of fund control, either internally or externally, where the Company will evaluate the progress of construction and rehab projects prior to releasing certain funds to the borrower to help insure that funds are properly used and projects are on time.

In the event of Non-Performing Mortgage Loans

In the event the a Mortgage Loan becomes non-perfoming, it is the Company’s objective to work with the borrowers and renegotiate the terms of their mortgage to help return the loan to performing status. If they are unable or unwilling to renegotiate a fair payment schedule, the Company intends to offer the borrower an opportunity to sign over the deed without penalty, “deed in lieu of foreclosure.” In some cases, foreclosure may be determined to be the correct step to take. The decision to foreclose will depend on many factors including the law in the state in which the Company may need to take a foreclosure action.

Some steps the Company may take in order to bring the mortgage note back to performing status could include:

•	Providing a lower interest rate;
•	Re-amortizing the loan over a greater period of time than originally available to the borrower;
•	Lowering the payments for some stated period of time; and/or
•	Reducing the principal balance.

Since the Company is not a licensed lender, and does not plan to act as a lender, it is the Company’s intention to use the services of a 3rd party servicer that is duly licensed and legally able to conduct business in the states in which a performing or non-performing note is in need of servicing. It is expected that the servicer will not be paid from the proceeds of this Offering, but rather from the proceeds of interest collections.

Paradyme Equities, LLC OFFERING CIRCULAR
58

Mortgages that are acquired by the Company will typically be held for six months to three years.

Geographic Scope

The Company will not limit itself geographically, but intends to initially purchase loans from a related that are originated in California followed by Arizona, Colorado, Florida, Maryland, North Carolina, Oregon, Texas, Utah, Virginia, Washington. The Company will first participate in 1st deed of trust and mortgage loans, including bridge loans. The Company believes it can successfully identify such a potential target acquisition based upon the depth and the breadth of the industry experience, contacts and industry knowledge of the Company’s Manager. See “MANAGEMENT, AFFILIATES, AND COMPENSATION” for a discussion of the Manager’s real estate experience.

The Company does not have any specific note or pool of such liens under consideration and the Company has not (nor has anyone on its behalf) contacted any prospective target sources or had any discussions, formal or otherwise, with respect to such a transaction. In the future, the Company expects to be performing business due diligence on prospective note acquisitions; traveling to and from the underlying asset locations that represent prospective acquisitions; reviewing corporate, title, environmental, and financial documents and material agreements regarding prospective 1st lien acquisitions; selecting 1st liens to acquire; and striving to structure, negotiate and consummate acquisitions. The Company will have certain burdens and costs with respect to these activities and certain additional risks associated with the subsequent integration of additional assets or properties into the Company’s operations.

Acquisition Selection

The Company’s management will have broad discretion in identifying and selecting prospective target acquisitions. In evaluating a prospective target acquisition, the Company’s management will consider, among other factors, the following:

☐	Management’s understanding of conditions of the particular market;
☐	Management’s assessment of the attractiveness of the timing of the acquisition;
☐

Management’s assessment of the financial attractiveness of a particular acquisition target relative to other available targets, and its potential for upside appreciation and return on investment; and/or

☐	Macro-economic trends.

Paradyme Equities, LLC OFFERING CIRCULAR
59

The Company’s policy will be to acquire assets primarily for cash flow.

These criteria are not intended to be exhaustive, and the Manager may change this without any vote of the Members. Any evaluation relating to the merits of a particular acquisition will be based, to the extent relevant, on the above factors as well as other considerations believed relevant by the Company’s management in effecting an acquisition consistent with the Company’s business objectives.

To the extent the Company acquires financially poor assets, the Company may be affected by numerous risks inherent in the business and operations of such properties or assets. Although the Company’s management will endeavor to evaluate the risks inherent in a particular Mortgage loan acquisition, the Company cannot assure anyone that the Company will properly ascertain or assess all significant risk factors.

The time and costs required to select and evaluate a target acquisition and to structure and complete the acquisition cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target acquisition that is not ultimately completed will result in a loss to the Company and reduce the amount of capital available to otherwise complete other acquisitions.

The Company has not yet hired any 3rd party property management firms, but it may do so in the future. Any such arrangement would be made upon commercially reasonable terms. Nevertheless, the Company itself may manage all or some of its future properties.

Operations

We currently utilize the property occupied by our Manager, Paradyme Funding, Inc., at no charge. We have no intention at this time to find any other property for our operations and no agreement with Paradyme Funding, Inc. for use of their space.

Shared Appreciation Mortgages

In certain circumstances, the Company may find a lending opportunity where they believe that lending funds in exchange for a profit share in the sale of the underlying property will be beneficial to the Company. These types of arrangements are called a Shared Appreciation Mortgages (“SAMS”). As defined, a shared appreciation mortgage is a mortgage in which the lender agrees as part of the loan to accept some or all payment in the form of a share of the increase in value (the appreciation) of the property. In these circumstances, the Company may elect to lend funds at a higher ARV or LTV, depending on the borrower, property, location, and other factors at the discretion of the Management.

Paradyme Equities, LLC OFFERING CIRCULAR
60

Borrowing Policy

We may borrow funds to supplement funds invested by Members. We will seek financing from a number of sources including the following:

•	Commercial banks;
•	Credit unions;
•	Insurance companies;
•	Labor unions; and
•	Private lenders

Asset Management and Servicing

It is anticipated that all Company mortgage loan assets will be managed and serviced by the servicer. The Manager intends to employ the services of an independent fund administrator to manage the reports and payments made by the Company to its Members. The Manager has not entered into an agreement as of the date of this Offering.

Reserve Fund

A contingency reserve fund may be established and maintained for the purpose of covering cash needs of the Company. Reserve funds are not invested in Mortgage Loans but are invested in short-term investments which provide lower yields than Mortgage Loans.

Special Purpose Entities

When appropriate to insulate our general assets against liabilities arising from particular investments, to minimize the tax liability of the Company, or for other reasons, we may use special purpose entities to hold certain investments.

Identification of Mortgage Loans

Members will not have any right to vote or otherwise approve or disapprove any particular investment to be made by the Company nor will they be entitled to a return of funds even if they do not approve of the Mortgage Loans entered into by the Company.

Operations

We currently utilize the offices of the Manager. We incur no costs for internet, electricity, and phone service. We have no plans at this time to find any other property for our operations.

Paradyme Equities, LLC OFFERING CIRCULAR
61

Technology

Our Manager may engage a third party servicing company to provide its loan servicing requirements including payment collection. Our accounting of operations, our Mortgage Loans and the Interests we have issued will be backed up and stored off-site.

Market Area

Our lending and real estate ownership activities will be conducted in the United States. We intend to initially lend in the state of California, but may expand to Arizona, Colorado, Florida, Maryland, North Carolina, Oregon, Texas, Utah, Virginia, and Washington.

Competition

We face significant competition in all areas of its business. These areas include attracting and/or retaining investor funds, loans, real estate and the services of the real estate, financial and securities professionals to represent us. We will also face competition should we act to acquire other real estate entities.

Our competition for investor funds comes from other uninsured products, such as mutual funds provided by insurance companies and brokerage firms, in addition to, insured money market accounts and certificates of deposit provided by commercial banks.

Our competition for Mortgage Loans comes from commercial banks and other private lenders. Commercial banks have been reluctant to make commercial real estate loans in many markets, however, if their credit standards are eased or if they lower their interest rates to borrowers, it is possible that we may have difficulty originating loans the meet their standards.

Our competition for attracting and retaining real estate, financial and securities professionals to represent the Company comes from the entire business community. Our competition for the services of these professionals could increase should the economy begin expanding increasing the demand for the services provided by these types of professionals.

Governmental Regulations

Certain Legal Aspects of Company Mortgage Loans

The Company’s Mortgage Loans will be secured by either a mortgage or a deed of trust or by hypothecated notes that are themselves secured by a mortgage or deed of trust. In some states, a mortgage is the form of security instrument used to secure a real property loan, while in other states a deed of trust is the form of security instrument used to secure a real property loan. A mortgage has two parties: a borrower called the “mortgagor” and the lender called the “mortgagee”. The mortgagor gives the mortgagee a lien on the property as security for the loan or, in some states, the mortgagor conveys legal title of the property to the mortgagee until the loan is repaid but retains equitable title and the right of possession to the property so long as the loan is not in default. A deed of trust has three parties: a borrower-grantor called the “trustor”, a third-party grantee called the “trustee”, and a lender-creditor called the “beneficiary.” The trustor grants the property, irrevocably until the debt is paid, “in trust, with power of sale” to the trustee to secure payment of the obligation. The trustee’s authority is governed by law, the express provisions of the deed of trust and the directions of the beneficiary.

Paradyme Equities, LLC OFFERING CIRCULAR
62

Foreclosure

The laws of the state in which the property is situated will determine the method in which the Company will enforce its rights under a mortgage or deed of trust or with respect to hypothecated notes. Depending on local laws, a lender may be able to enforce its mortgage or deed of trust by judicial foreclosure or by non-judicial foreclosure through the exercise of a power of sale. Local laws will also dictate, among other things, the amount of time and costs associated with a judicial or non-judicial foreclosure sale, whether or not a lender would be entitled to recover a deficiency judgment from the borrower, either concurrently with or following a judicial or non-judicial sale, whether there are limits as to the amount of this deficiency judgment, and whether the borrower would have the right to redeem the property following a judicial or non-judicial sale.

A judicial foreclosure is a public sale of the property conducted under an order of the court of the state in which the property is located, with the sale proceeds being applied to satisfy the underlying debt. A judicial foreclosure is subject to most of the delays and expenses of other lawsuits and can take up to several years to complete, depending on how busy the local courts are.

In contrast, a non-judicial foreclosure is a private sale of the property conducted directly by the mortgagee, in the case of a mortgage, or the trustee, in the case of a deed of trust, following the giving of appropriate notice and the expiration of appropriate cure periods. It is generally cheaper and quicker to conduct a non-judicial foreclosure than to conduct a judicial foreclosure.

A lender would typically undertake a judicial foreclosure when the lender seeks to obtain a deficiency judgment. In some states, a lender is not entitled to recover a deficiency judgment if the lender forecloses non-judicially. Some states also limit the amount of deficiency that can be recovered from a borrower following a judicial foreclosure sale to the difference between the amount of the debt owing to the lender and the higher of (i) the successful sales price bid at the foreclosure sale, or (ii) the fair market value of the property at the time of foreclosure. Moreover, some states provide that a borrower and/or junior lienholder has a right to redeem the property for a period of time following a judicial foreclosure sale by paying to the successful bidder an amount equal to the successful sales price bid at the foreclosure sale and the costs of the foreclosure sale. This right of redemption can depress the amount bid at a judicial foreclosure sale because the successful bidder would have to take the property subject to the borrower’s and/or the junior lienholder’s right of redemption.

If a lender elects to undertake a non-judicial foreclosure sale it would, in many states, forego the right to obtain a deficiency judgment. However, real property that is sold through a non-judicial foreclosure sale is, in many states, not subject to a right of redemption.

Paradyme Equities, LLC OFFERING CIRCULAR
63

In summary, whether or not a lender would pursue a judicial or a non-judicial foreclosure, and the extent and nature of other remedies available to a lender against a borrower in connection with a real property secured loan, will depend on the laws of the state in which the real property is located. If a borrower were to default under a Mortgage Loan, the Lender, as the loan servicer, would evaluate the applicable laws and consider the enforcement practices typically undertaken by commercial lenders in the state in which the property is located before commencing enforcement actions.

Other Mortgage Loan Enforcement Issues

Other matters, such as litigation instituted by a defaulting borrower or the operation of the federal bankruptcy laws, may have the effect of delaying enforcement of the lien of a defaulted Mortgage Loan and may in certain circumstances reduce the amount realizable from sale of a foreclosed property. Where a Mortgage Loan is secured by hypothecated notes, the bankruptcy of a borrower under a hypothecated note can impair the value of the hypothecated note as security.

In some instances, a Mortgage Loan may not only be secured by real property security but also guaranteed by a third party guarantor. Members should be aware that, depending on local laws, a guarantor may have defenses that would impair the ability of the lender to enforce its guaranty. For example, in some states if a loan obligation is modified without the guarantor’s consent, the guarantor may be exonerated from part or all of its obligations under the guaranty. Other states may require that a lender first exhaust all of its remedies against the borrower and real property security and only then can seek any resulting deficiency from the guarantor. A guarantor may, under some local laws, be able to waive some of these defenses in advance provided that the waivers are sufficiently explicit.

Special Considerations for Junior Encumbrances

In addition to the general considerations concerning trust deeds and mortgages discussed above, there are certain additional considerations applicable to second and third deeds of trust or mortgages (“junior encumbrance”). By its very nature, a junior encumbrance is less secure than more senior ones. Only the holder of a first trust deed or mortgage is permitted to bid in the amount of his credit at his foreclosure sale; junior lien-holders must bid cash at a first trust deed or mortgage foreclosure sale. Accordingly, a junior lien-holder would need to protect its security interest in the secured property by taking over all obligations of the trustor or mortgagor with respect to senior encumbrances and then keep such obligations current. As a long-term solution, a junior lien-holder would need to commence a foreclosure action and arrange either (a) to find a purchaser for the property at a purchase price which will recoup the junior lien-holder’s interest, or (b) to pay off the senior encumbrances and therefore assure that his/its encumbrance achieves first priority. Either of the alternatives described above will require the Company to make substantial cash expenditures to protect its interest.

The standard form of deed of trust or mortgage used by most institutional lenders, like the one that will be used by the Lender, confers on the beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the deed of trust, in such order as the beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the beneficiary under the underlying first deed of trust or mortgage will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation, and to apply the same to the indebtedness secured by the first deed of trust or mortgage before any such proceeds are applied to repay the junior lien-holder’s loan.

Paradyme Equities, LLC OFFERING CIRCULAR
64

Laws Applicable to Note Servicers

We intend to employ the services of a third party servicer and this servicer will be subject to many laws. Their business is highly regulated. New regulations are constantly being discussed and enacted at both a federal and state level.

Power of Attorney

By becoming a party to the Operating Agreement, each Member will appoint the Manager as his or her attorney-in-fact and empower and authorize the Manager to make, execute, acknowledge, publish and file on behalf of the Member in all necessary or appropriate places, such documents as may be necessary or appropriate to carry out the intent and purposes of the Operating Agreement.

Milestones

We hope to reach the following milestones in the next 12 months:

☐	Winter 2017 – Complete our Form 1-A qualification statement.
☐	Winter 2018 – Begin fundraising.
☐	Spring 2018 – Reach minimum raise requirement of $500,000
☐	Spring 2018 – Purchase first Mortgage Loan.
☐	Fall 2018 – Complete purchase of 20-30 Mortgage Loans for the year.

The acquisition of Mortgage Loans will depend highly on our funds, the availability of those funds, and the availability of assets that meet or investment criteria.

Competition

We face significant competition in all areas of its business. These areas include attracting and/or retaining investor funds, loans, real estate and the services of the real estate, financial and securities professionals to represent us. We will also face competition should we act to acquire other real estate entities.

Our competition for investor funds comes from other uninsured products, such as mutual funds provided by insurance companies and brokerage firms, in addition to, insured money market accounts and certificates of deposit provided by commercial banks.

Paradyme Equities, LLC OFFERING CIRCULAR
65

Our competition for Mortgage Loans comes from commercial banks and other private lenders. Commercial banks have been reluctant to make commercial real estate loans in many markets, however, if their credit standards are eased or if they lower their interest rates to borrowers, it is possible that we may have difficulty originating loans the meet their standards.

Our competition for attracting and retaining real estate, financial and securities professionals to represent the Company comes from the entire business community. Our competition for the services of these professionals could increase should the economy begin expanding increasing the demand for the services provided by these types of professionals.

The Principals of the Manager have significant experience in real estate and mortgage investment. See “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.” The Company hopes this will distinguish us from the competition. Further, the Company believes that its business plan provides it with greater opportunities than other 1st lien investing companies.

TAX TREATMENT OF COMPANY AND ITS SUBSIDIARIES

The following is a summary of certain relevant federal income tax considerations resulting from an investment in the Company, but does not purport to cover all of the potential tax considerations applicable to any specific purchaser. Prospective investors are urged to consult with and rely upon their own tax advisors for advice on these and other tax matters with specific reference to their own tax situation and potential changes in applicable law.

Taxation of Undistributed Fund Income (Individual Investors)

Under the laws pertaining to federal income taxation of limited Companys, no federal income tax is paid by the Company as an entity. Each individual Member reports on his federal income tax return his distributive share of Fund income, gains, losses, deductions and credits, whether or not any actual distribution is made to such Member during a taxable year. Each individual Member may deduct his distributive share of Fund losses, if any, to the extent of the tax basis of his Interests at the end of the Company year in which the losses occurred. The characterization of an item of profit or loss will usually be the same for the Member as it was for the Company. Since individual Members will be required to include Fund income in their personal income without regard to whether there are distributions of Fund income, such investors may become liable for federal and state income taxes on Fund income even though they have received no cash distributions from the Company with which to pay such taxes.

Tax Returns

Paradyme Equities, LLC OFFERING CIRCULAR
66

Annually, the Company will provide the Members sufficient information from the Company's informational tax return for such persons to prepare their individual federal, state and local tax returns. The Company's informational tax returns will be prepared by certified public accountants selected by the Manager.

Unrelated Business Taxable Income

Interests may be offered and sold to certain tax exempt entities (such as qualified pension or profit sharing plans) that otherwise meet the investor suitability standards described elsewhere in this Offering Circular. (See "Investor Suitability Standards.") Such tax exempt entities generally do not pay federal income taxes on their income unless they are engaged in a business which generates "unrelated business taxable income," as that term is defined by Section 512(a)(1) of the Code. Under the Code, tax exempt purchasers of Interests may be deemed to be engaged in an unrelated trade or business by reason of rental or capital gains income earned by the Company. Although rental and capital gains income (which will constitute the primary sources of Fund income) ordinarily do not constitute unrelated business taxable income, this exclusion does not apply to the extent interest income is derived from "debt-financed property." To increase Fund profits or increase Fund liquidity, the Manager may borrow funds in order to invest in properties. This "leveraging" of the Company's property portfolio will constitute an investment in "debt-financed property" will be unrelated business income taxable to ERISA plans. Unrelated business income is taxable only to the extent such income from all sources exceeds $1,000 per year. The resulting tax, known as “UBIT” or “Unrelated Business Income Tax”, is imposed based on the income tax brackets that apply to trusts. Such brackets are high, and can quickly approach 40% (before taking state & local income taxes into account) on fairly small amounts of income (i.e. – net income over $12,400). The remainder of a tax exempt investor's income will continue to be exempt from federal income taxes to the extent it complies with other applicable provisions of law, and the mere receipt of unrelated business income will not otherwise affect the qualification of an IRA or ERISA plan under the Code. The Manager does anticipate that the Company may earn income, based on its acquisition of leveraged rental properties, that would be treated as UBTI and therefore subject to UBIT.

The trustee of any trust that purchases Interests in the Company should consult with his tax advisors regarding the requirements for exemption from federal income taxation and the consequences of failing to meet such requirements, in addition to carefully considering his fiduciary responsibilities with respect to such matters as investment diversification and the prudence of particular investments.

SUMMARY OF OPERATING AGREEMENT

The Operating Agreement, in the form attached hereto as Exhibit XX. is the governing instrument establishing the terms and conditions pursuant to which the Company will conduct business and the rights and obligations between and among the Members and the Manager, as well as other important terms and provisions relating to investment in the Company. A prospective Member is expected to read and fully understand the Operating Agreement in its entirety prior to making a decision to purchase Interests. The following is a brief and incomplete summary of the terms of the Operating Agreement and is qualified in its entirety by reference to the Operating Agreement.

Paradyme Equities, LLC OFFERING CIRCULAR
67

Profits and Losses

Losses for any fiscal year shall be allocated among the Members in proportion to their positive Capital Account balances, until the balance of each Capital Account equals zero. Thereafter, all losses shall be allocated in accordance to each Member’s respective Percentage Interest in the Company. Profits will first be allocated pro rata to the Members in accordance with the amount of Losses previously allocated if such previous Losses were not offset by Profits.

Cash Flow Distributions

Except as provided elsewhere in this Operating Agreement, Cash Flow of the Company shall be distributed to the Members monthly, so long as the Manager determines it is available for distribution, in the following order:

First, to the Class A Members, pro rata in accordance with their percentage interests in the Company (as defined in the Operating Agreement - “Percentage Interest”), until all Class A Members have received a cumulative, non-compounded preferred return of 8.5% per annum on their Capital Contributions.

Second, seventy five percent (75%) of the remaining Operating Cash Flow available for distributions to the Class B Members and twenty five percent (25%) to the Class A Members.

Voting Rights of the Members

The Members will have no right to participate in the management of the Company and will have limited voting rights. Members shall have the right to vote only on the following matters:

Removal for Cause: The Members, by an affirmative vote of more than 75% of the Investor Interests entitled to vote, shall have the right to remove the Manager at any time solely “for cause.” For purposes of this Operating Agreement, removal of the Manager “for cause” shall mean removal due to the:

(i)	conviction or civil judgment for gross negligence or fraud of the Manager,

(ii)	conviction or civil judgment for willful misconduct or willful breach of this Operating Agreement by the Manager, or

(iii)	bankruptcy or insolvency of the Manager.

Paradyme Equities, LLC OFFERING CIRCULAR
68

If the Manager or an Affiliate owns any Investor Interests, the Manager or the Affiliate, as the case may be, shall not participate in any vote to remove the Manager.

Vacancy of Manager: Any vacancy caused by the removal of any Manager shall be filled by the affirmative vote of the Members holding a majority of the Interests at a special meeting called for that purpose.

Dissolution of the Company: The Members holding 75% of the Interests can vote to dissolve the Company. However, the Company can be dissolved as a result of other actions that do not require the vote of the Members, as set forth in the Operating Agreement.

Change to Member Distribution Structure: Any proposed change to the Member distribution structure will require approval by Members holding a Majority of Interest of the Company. A non-response by a Member shall be deemed a vote that is consistent with the Manager’s recommendation with respect to any proposal.

Amendment of Operating Agreement: The Operating Agreement may be amended or modified from time to time only by a written instrument adopted by the Manager and executed and agreed to by the Members holding a majority of the interests; provided, however, that: (i) an amendment or modification reducing a Member’s allocations or share of distributions (other than to reflect changes otherwise provided by the Operating Agreement) is effective only with that Member’s consent; (ii) an amendment or modification reducing the required allocations or share of distributions or other measure for any consent or vote in the Operating Agreement is effective only with the consent or vote specified in the Operating Agreement prior to such amendment or modification; and (iii) an amendment that would modify the limited liability of a Member is effective only with that Member’s consent. The Operating Agreement may be amended by the Managers without the consent of the Members: (i) to correct any errors or omissions, to cure any ambiguity or to cure any provision that may be inconsistent with any other provision hereof or with any subscription document; or (ii) to delete, add or modify any provision required to be so deleted, added or modified by the staff of the Securities Exchange Commission or similar official, when the deletion, addition or modification is for the benefit or protection of any of the Manager and/or Members.

Tax Matters Member: F or the purposes of receiving notice from the Internal Revenue Service on behalf of the Company, keeping each Member informed of all administrative and judicial proceedings relating to tax matters at the Company level, and for all other relevant purposes concerning the Company’s tax matters, the Manager is hereby designated the “Tax Matters Member” of the Company with all of the rights, duties, powers and obligations provided for in Section 6221 of the Code.

If the Manager shall fail or refuse to serve, the “tax matters Member” shall be a Member who is designated as such by the Members holding a majority of the Interests. There is no additional rights or returns for the tax matter Member other than those discussed under Section 6221 of the Code.

Paradyme Equities, LLC OFFERING CIRCULAR
69

Restrictions on Removal of Manager and its Managers

The Manager may enter into joint venture relationships with various investment firms and venture funds to obtain co-investment equity on real estate acquisitions for the Company. These joint venture relationships typically contain clauses that restrict or prohibit the removal of key executives without the approval of the joint venture Member. An affirmative vote to remove the Manager or Managers for Cause by Members holding 75% of the Company Interests may conflict with co-investments, joint venture and participation management language required by said investment firms and venture funds.

Consent of Members

In any circumstances requiring the approval or consent of the Members as specified in the Operating Agreement, such approval or consent shall, except as expressly provided to the contrary in the Operating Agreement, be given or withheld in the sole and absolute discretion of the Members and conveyed in writing to the Manager not later than 20 days after such approval or consent was requested by the Manager. The Manager may require a response within a shorter time, but not less than 5 Business Days. A failure to respond in any such time period shall constitute a vote that is consistent with the Manager’s recommendation with respect to the proposal. If the Manager receives the necessary approval or consent of the Members to such action, the Manager shall be authorized and empowered to implement such action without further authorization by the Members.

Death, Disability, Incompetency or Bankruptcy of a Member

In the event of the death, disability, incapacity or adjudicated incompetency of a Member or if a Member becomes bankrupt, his, her or its rights as a Member to share in the Company’s distributions and allocations and to assign his, her or its interest or cause the substitution of a substituted Member will transfer to his, her or its personal representative, administrator, guardian. conservator, trustee in bankruptcy or other legal representative (“Successor”). In the event Interests are held in joint tenancy, such Interests will pass to the surviving joint tenant. The Successor will be liable for all the obligations as a Member and may become a substitute Member with respect to the Interests.

Limits on Manager’s Liability; Indemnification

The Company does agree to protect, defend, indemnify and hold the Manager, its officers, directors, shareholders and authorized agents, and any Person serving at the request of the Company as a manager, managing member, employee or agent of any other entity (each a “Indemnified Party”), harmless from and against any liability, cost, loss, expense (including, without limitation, attorney’s fees) or damage (or collectively, "Losses") suffered by such Indemnified Party by reason of anything that they, or any of them, may do or refrain from doing hereafter for and on behalf of the Company or otherwise in their designated capacities, and in furtherance of the interests of the Company. Moreover, the Manager shall not be liable to the Company or the Members because any taxing authorities disallow or adjust any deductions or credits in the Company’s income tax returns.

The Manager shall indemnify and hold harmless the Company from contract or other liability, claims, damages, taxes or losses and related expenses including attorneys’ fees, to the extent that (i) such liability, claims, damages, taxes or losses and related expenses are not fully reimbursed by insurance and (ii) are incurred by reason of the Manager’s bad faith, fraud, misfeasance, misconduct, negligence or reckless disregard of its duties.

Paradyme Equities, LLC OFFERING CIRCULAR
70

The Company shall pay or reimburse in advance of the final disposition of a proceeding any reasonable expenses incurred by any Indemnified Party who was, is or is threatened to be, made a named defendant or respondent in such a proceeding after the Company receives a written affirmation by such Indemnified Party of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification as set forth herein, and a written undertaking by such Indemnified Party to repay the amount paid or reimbursed if it is ultimately determined that he has not met those requirements.

The termination of a proceeding by judgment, order, settlement, or conviction, or on a plea of nolo contendere or its equivalent is not of itself determinative that the Person did not meet the requirements set forth herein. A Person shall be deemed to have been found liable in respect of any claim, issue or matter only after the Person shall have been finally so adjudged by a court of competent jurisdiction and no opportunity for appeal then exists. The protection and indemnification provided by the Operating Agreement shall not be deemed exclusive of any other rights to which such Person may be entitled, under any agreement, insurance policy or vote of the Members, or otherwise.

Other Activities of Manager: Affiliates

The Manager need not devote its full time to the Company’s business, but shall devote such time as the Manager in its discretion, deems necessary to manage the Company’s affairs in an efficient manner. Subject to the other express provisions of the Operating Agreement, the Manager, at any time and from time to time may engage in and possess interests in other business ventures of any and every type and description, independently or with others, including ventures in competition with the Company, with no obligation to offer to the Company or any Member the right to participate therein, The Company may transact business with any Manager, Member, officer, agent or affiliate thereof provided the terms of those transactions are no less favorable than those the Company could obtain from unrelated third parties.

Transfers of Interests

A Member may assign, his, her or its Interests only if only if certain conditions set forth in the Operating Agreement are satisfied. Except as otherwise consented to by the Manager, the assignee must meet all suitability standards and other requirements applicable to other original subscribers and must consent in writing to be bound by all the terms of the Operating Agreement. In addition, the Company must receive written evidence of the assignment in a form approved by the Manager and the Manager must have consented in writing to the assignment. The Manager may withhold this consent in its sole and absolute discretion. Prior to the Manager’s consenting to any assignment, the Member must pay all reasonable expenses, including accounting and attorneys’ fees, incurred by the Company in connection with the assignment, including, but not limited to payment of a transfer fee in the amount of $1,500.00 to the Company, which fee shall be non-refundable, regardless of whether the transfer is subsequently approved.

Paradyme Equities, LLC OFFERING CIRCULAR
71

Withdrawal, Redemption Policy and Other Events of Dissociation

No Member may withdraw within the first 15 months a Member's admission to the Company. Thereafter, the Company will use its best efforts to honor requests for a return of capital subject to, among other things, the Company’s then available cash flow, financial condition, and approval by the General Partner. The maximum aggregate amount of capital that the Company will return to the Members each calendar quarter is limited to 10% of the total outstanding capital of the Company as of December 31 of the prior year. Notwithstanding the foregoing, the General Partner may, in its sole discretion, waive such withdrawal requirements if a Member is experiencing undue hardship.

Members may submit a written request for withdrawal as a Member of the Company and may receive a 75% return of capital provided that the following conditions have been met: (a) the Member has been a Member of the Company for a period of at least six (15) months; and (b) the Member provides the Company with a written request for a return of capital at least ninety (90) days prior to such withdrawal (“Withdrawal Request”).

Members may submit a request for withdrawal as a Member of the Company and may receive a 90% return of capital provided that the following conditions have been met: (a) the Member has been a Member of the Company for a period of at least twelve (18) months; and (b) the Member provides the Company with a Withdrawal Request at least ninety (90) days prior to such requested withdrawal.

Members may submit a request for withdrawal as a Member of the Company and may receive a 100% return of capital provided that the following conditions have been met: (a) the Member has been a Member of the Company for a period of at least twenty-four (24) months; and (b) the Member provides the Company with a Withdrawal Request at least ninety (90) days prior to such requested withdrawal.

The Company will not establish a reserve from which to fund withdrawals of Members’ capital accounts and such withdrawals are subject to the availability of cash in any calendar quarter to make withdrawal distributions (“Cash Available for Withdrawals”) only after: (i) all current Company expenses have been paid (including compensation to the General Partner, Manager and its affiliates as described in this Offering Circular); (ii) adequate reserves have been established for anticipated Company operating costs and other expenses and advances to protect and preserve the Company’s investments in Properties; and (iii) adequate provision has been made for the payment of all monthly cash distributions owing to Members.

Paradyme Equities, LLC OFFERING CIRCULAR
72

If at any time the Company does not have sufficient Cash Available for Withdrawals to distribute the quarterly amounts due to all Members that have outstanding withdrawal requests, the Company is not required to liquidate any Properties for the purpose of liquidating the capital account of withdrawing Members. In such circumstances, the Company is merely required to distribute that portion of the Cash Available for Withdrawals remaining in such quarter to all withdrawing Members pro rata based upon the relative amounts being withdrawn as set forth in the Withdrawal Request.

Notwithstanding the foregoing, the General Partner reserves the right to utilize all Cash Available for Withdrawals to liquidate the capital accounts of deceased Members or ERISA plan investors in whole or in part, before satisfying outstanding withdrawal requests from any other Members. The General Partner also reserves the right, at any time, to liquidate the capital accounts of ERISA plan investors to the extent the General Partner determines, in its sole discretion, that any such liquidation is necessary in order to remain exempt from the Department of Labor’s “plan asset” regulations. Additionally, the General Partner has the discretion to limit aggregate withdrawals during any single calendar year to not more than 10% of the total Company capital accounts of all Members that were outstanding at the beginning of such calendar year.

Exit Strategies

The Manager does not have an exit strategy currently as it intends to operate the Company in perpetuity. Members should view investing in the Company as a long term investment with the ability to withdraw only within the policies outlined above in “Withdrawal, Redemption Policy and Other Events of Dissociation.”

Dissolution of the Company, Liquidation and Distribution of Assets

The Company shall be dissolved upon the first to occur of the following events: (i) the happening of any event that makes it unlawful, impossible or impractical to carry on the business of the Company, (ii) the vote of the Members holding an aggregate Percentage Interest of more than 75%, (iii) the Manager ceases to be a Manager of the Company and a Majority of Interest of the Members elect not to continue the business of the Company, or (iv) the Manager elects to dissolve the Company, in its sole discretion.

Power of Attorney

By becoming a party to the Operating Agreement, each Member will appoint the Manager as his or her attorney-in-fact and empower and authorize the Manager to make, execute, acknowledge, publish and file on behalf of the Member in all necessary or appropriate places, such documents as may be necessary or appropriate to carry out the intent and purposes of the Operating Agreement.

Paradyme Equities, LLC OFFERING CIRCULAR
73

Accounting Records and Reports

Within ninety (90) days after the close of each fiscal year, the Manager shall cause to be prepared, at the expense of the Company, financial statements by the Company accountants, which shall be audited by an independent certified public accountant, as selected by the Manager in its sole discretion. Such financial statements shall include a balance sheet of the Company as of the last day of such fiscal year, an income or loss statement of the Company for such fiscal year, a statement of each Member’s Capital Account as of the last day of such fiscal year, and all other information customarily shown on financial statements. Further, the Manager, at the expense of the Company, shall cause to be prepared and distributed to the Members, all required federal and state Company tax returns, including information returns reflecting each Member’s distributive Share of tax items. As soon as practicable after the end of each semi-annual period, but in no event later than forty-five (45) days following the end of each such semi-annual period, the Manager shall prepare and email, mail or make available on its secure website to each Member (i) the Company’s financial statements as of the end of such fiscal quarter and for the portion of the fiscal year then ended, (ii) a statement of the assets of the Company, including the cost of all assets, and (iii) a report reviewing the Company’s activities and business strategies for such semi-annual period and an update of such Member’s Capital Account.

On an annual basis to be determined in the discretion of the Manager, the Manager shall provide the Members with a valuation of all Mortgage Loans and Properties held by the Company prepared either by an independent, third-party valuation firm to be hired at the sole discretion of the Manager or another methodology as deemed appropriate by the Manager.

Access to Books and Records. During the Company’s normal business hours and with prior written notice of at least five (5) business days, Members and their designated representatives shall have access to all books and records of the Company. An alphabetical list of the names and addresses of all Members, together with the number of Interests held by each Member, shall be maintained as a part of the books and records of the Company. The Company shall make the list available upon the written request of any Member or such Member’s representative stating a legitimate business purpose relating to the Member’s Interest in the Company, including, without limitation, matters relating to the Members’ voting rights under federal proxy law, if any. A copy of the Member list shall be deposited in the mail, addressed to such requesting Member, within fifteen (15) business days following the Company’s receipt of such Member’s request. The Company may charge a reasonable fee for a copy of such list. Notwithstanding that above, the Manager will maintain the confidentiality of Members to the extent allowed under California law.

The Manager may require the Member requesting the list to represent to the Company and the other Members that the list is not requested for any improper purposes and that such requesting Member will be bound to maintain the confidentiality of the Members’ contact information to the extent requested by the Members.

Paradyme Equities, LLC OFFERING CIRCULAR
74

LEGAL PROCEEDINGS

We may from time to time be involved in routine legal matters incidental to our business; however, at this point in time we are currently not involved in any litigation, nor are we aware of any threatened or impending litigation.

OFFERING PRICE FACTORS

Our offering price is arbitrary with no relation to value of the company. This offering is a self-underwritten offering, which means that it does not involve the participation of an underwriter to market, distribute or sell the shares offered under this offering.

If the maximum amount of Class A Interests are sold under this Offering, the purchasers under this Offering will own 100% of the Class A Interests outstanding.

If the minimum amount of Class A Interests are sold under this Offering, the purchasers under this Offering will own 100% of the Class A Interests outstanding.

The Manager believes that if the maximum amount of the Class A Interests the price per Unit value will be $1,000 per Unit for a total of $50,000,000.

The Manager believes that if the minimum amount of the Class A Interests the price per Unit value will be $1,000 per Unit for a total of $500,000.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of the date of this Offering.

Name of Beneficial Owner	Class B Interests	Percent Before Offering	Percent After Offering

Paradyme Funding, Inc.	100%	100%	100%
TOTAL	100%	100%	100%

“Beneficial ownership” means the sole or shared power to vote or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have “beneficial ownership” of any security that such person has the right to acquire within 60 days from the date of this Offering.

Paradyme Equities, LLC OFFERING CIRCULAR
75

DIRECTOR, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The Principals of the Manager of the Company are as follows:

Name	Age	Title

Ryan Garland	33	CEO

Ivan Oberon	38	Vice President

Duties, Responsibilities and Experience

The Company is managed by Paradyme Funding, Inc., a California corporation.

Ryan Garland, CEO

Ryan J. Garland specializes in brokering short term, commercial and residential real estate loans throughout California. His unique approach to financing, utilizing private capital, allows the speed and flexibility that traditional banking simply cannot provide. The diversity of his funding programs allows for shift changes to occur and coincide with the current market at any given time. It was this diversity that prompted Ryan to name the company Paradyme Funding.

Ryan built the foundation of his career in Civil Engineering, followed by a position in 2004 with Aegis Lending, focusing on subprime lending. Ryan established himself with his branding as: “Hard Money Ryan,” and to this day, is still sought out by it. From 2005 to 2011, Ryan provided loan officer services at a variety of companies including Lighthouse Financial, Advance Capital, and Cambridge Mortgage. Thereafter, starting in 2011, Ryan worked for Pelorus Equity Group, where he was the only loan originator, and face of the company for four years. Following his time at Pelorus (2014), he expanded his reach working with Anchor Loans — the largest lender on the West Coast, with a staff of 90, and $3.5B in annual transactions. Ryan’s success at Anchor lead him to transition to Legacy Private Funding (April 2014), as a Vice President, where his career accelerated as a result of his lead role in developing the company from the ground up.

By 2009, Ryan successfully closed 276 Short Sales for Leasebacks, with $33.2M deployed for individual purchasers, borrowers, and lenders. In February 2010, they closed 126 short sales and decided to begin private lending on fix-and-flips with his investors’ funds. From 2011-2014, Ryan was the number one private funding originator in the state and third in the nation. He funded more than any other company in California as an originator with a 100% Financing joint venture program; 1.5 years ahead of any other lender, which allowed him to launch his career into the luxury market. Ryan is also the founder of a Luxury Real Estate Network for which he’s successfully facilitated ground-up construction and development funds.

In 2012 alone, Ryan and his staff of three deployed $140 million in private funding. It was from this success, and his extensive background, that in 2014 Paradyme Funding was formed. In the last five years, he has successfully raised and deployed private funds from private lenders to real estate entrepreneurs in excess of $100M on 1st and 2nd Trust Deeds.

Ryan has hand-picked a strong team of individuals with high levels of expertise in not only the real estate investment industry, but also traditional and luxury real estate, banking, insurance, wealth management, law, quality assurance, marketing, and motivational coaching--to name a few. Paradyme Funding consists of a Business Development and PR Manager, Director of Operations, Marketing Specialist, Processors, Underwriters and its own Wholesale Division. Paradyme has also retained legal counsel with over 40 years of real estate experience, and is an integral part of the management team. Because of this dynamic organization, his clients have grown to rely on the skills, experience, and knowledge of a highly professional team that can deal with virtually any aspect of the real estate industry.

Paradyme Equities, LLC OFFERING CIRCULAR
76

Ryan works closely and openly with brokers, agents, borrowers, and investors to ensure a secure and timely transaction. His clients can count on a strong commitment to the highest standards of business ethics and post-funding management. Every Paradyme project is overseen by Ryan, from beginning to end, to make certain his clients are protected and their investments are watched over with their best interests in mind.

Paradyme’s investment requirements are primarily based on equity in the property, along with consideration of the After-Repair-Value (ARV). Loans are secured by deeds of trust on real estate and are further secured by a promissory note and personal guarantee. All loans are serviced through a nationally recognized, licensed, bonded and insured loan servicing company.

Ryan is a Southern California native, growing up in a law-enforcement family. Ryan strongly believes in giving back to the community and helping others that are less fortunate, and is known for his kindness, generosity, and his huge heart. He strives to live life with integrity and honesty by always making the choice to do the right thing, under any circumstance. Ryan gives his time to multiple causes, foundations, and community charities. As committed as he is to his company, he enjoys spending as much time as possible with his wife and three kids, golfing, traveling, and is currently pursuing his long-time dream of becoming a pilot.

Ryan welcomes you to visit the company’s website: www.ParadymeFunding.com to learn more about the dynamic of Private Funding and the Paradyme Funding team.

Ivan Oberon, Vice President

Ivan Oberon is a resident of Camarillo, CA. In 2015, Ivan started underwriting deals on behalf of the Manager. Since 2017, he has been the President and Senior Underwriter of Paradyme Funding and Paradyme Equities as well as a seasoned Real Estate Investor. He has extensive experience structuring Private Money and flipping houses in Southern California and Indianapolis and providing Turn-Key Rental properties in Kansas City, MO and the greater Dallas, TX markets.

Ivan also has an insurance industry background of nearly 13 years (from 2005 to 2015) with the National Real Estate Insurance Group, making him a risk analysis and loss prevention specialist. During his tenure, he received the Agent of Distinction award during his tenure.

Ivan left the insurance industry to pursue his career in the Real Estate Investing world. Within 3 months of making that decision, he had raised over $500,000 through private investors and began flipping houses in San Diego County. Ivan gained valuable experience managing projects remotely and within a year he had branched his business off to Indianapolis, Indiana. Ivan learned many valuable lessons there and ran in excess of 12 projects at any given time.

Ivan is also the President of his local Toastmasters club, leading his club to Distinguished status within 6 months.

Throughout his career, Ivan has underwritten well over 1,000 transactions and has personally been involved in over 300 renovations in both the private lending and insurance industries. This experience makes him a great asset in analyzing each deal and vetting each borrower.

In those years of experience Ivan experienced and witnessed just about everything you can image, sharpening his blade in the industry. Ivan uses these experiences to implement a rigorous underwriting process for every deal he now vets.

Paradyme Equities, LLC OFFERING CIRCULAR
77

Ivan Oberon has been featured in Private Lender Magazine, Community Investor Magazine, Realty 411 Magazine, Investor Quarterly Magazine, Today's Practice Magazine and Bloomberg Radio and has spoken to live audiences ranging from 30 to 1,000 people at events all over the country.

EXECUTIVE COMPENSATION

The following table sets forth the cash compensation of Manager:

Name and Principal Position	Year	Salary	Bonus	Option Awards	All Other Compensation(1)
Ryan Garland, CEO of Paradyme Funding, Inc., Manager	2017	$0	$0	$0	50% of the Class B Interests
Ivan Oberon, Vice President of Paradyme Funding, Inc., Manager	2017	$0	$0	$0	50% of the Class B Interests

For organizing the Company, business plan development, putting together this Offering, initial capitalization, and other related services, the Manager of our Company has been awarded 100% of the Class B Interests in our Company. The Manager shall have all the rights expressly provided in the Operating Agreement. The Manager alone shall have the sole and exclusive power and authority to manage all facets of the business of the Company. Further, the Manager has a right to 75% of the remaining Cash Flow after the Members have received their promised Preferred Return of eight and a half (8.5%) percent. “Cash Flow,” as defined, means, with respect to any period of the Company’s operation, the gross cash receipts of the Company, including funds released from reserves, reduced by the sum of the following: (a) all principal and interest payments and other sums paid on or with respect to any indebtedness of the Company, (b) all cash expenditures incurred incident to the operation of the Company’s business, including without limitation, any capital expenditure, (c) all amounts due the Manager, and (d) such cash reserves as the Manager shall from time to time designate or as may otherwise be required by the terms of the Agreement or loan documents entered into by the Company in order to establish for working capital, compensating balance requirements, contingencies, payments of Distributions or the funding of any other cash or capital requirements of the Company.

Paradyme Equities, LLC OFFERING CIRCULAR
78

Employment Agreements

There are no current employment agreements or current intentions to enter into any employment agreements.

Future Compensation

The principals of our Manager have agreed to provide services to us without compensation until such time that we have sufficient earnings from our revenue. The Manager has received the Class A Interests in exchange for cash.

Transfer Agent

We have not yet identified a potential transfer agent.

Paradyme Equities, LLC OFFERING CIRCULAR
79

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company utilizes office space provided at no cost from our Lender. Office services are provided without charge by the Company’s Manager. Such costs are immaterial to the financial statements and, accordingly, have not been reflected.

We have issued 100% of the Class B Interests to our Manager. The Manager shall receive the following fees and compensation:

Phase of Operation	Basis for Fee	Amount of Fee
Asset Management Fee	Fees charged to the Company for management of its investments	2% of the total amount the Company invests. The total amount of fees that the Manager may receive cannot be determined at this time.
Company Management Fee	Fees charged to the Company for management of the Company	Profit sharing of 75% of the Cash Flow that is available after the Members have received their stated Preferred Return.

Unpaid Management Fees will accrue as an account payable to the Manager. Manager may elect to pay accrued Management Fees to the Manager at any time, at the sole discretion of the Manager. For organizing the Company, business plan development, putting together this Offering, initial capitalization, and other related services, the Manager has been awarded 100% of the Class B Interests in our Company. The Manager shall have all the rights expressly provided in the Operating Agreement. The Manager alone shall have the sole and exclusive power and authority to manage all facets of the business of the Company. Further, the Class B Interests held by the Manager shall receive 75% of the remaining Cash Flow after the Members have received their promised Preferred Return of eight and a half (8.5%) percent. Cash Flow, as defined, means, with respect to any period of the Company’s operation, the gross cash receipts of the Company, including funds released from reserves, reduced by the sum of the following: (a) all principal and interest payments and other sums paid on or with respect to any indebtedness of the Company, (b) all cash expenditures incurred incident to the operation of the Company’s business, including without limitation, any capital expenditure, (c) all amounts due the Manager, and (d) such cash reserves as the Manager shall from time to time designate or as may otherwise be required by the terms of the Agreement or loan documents entered into by the Company in order to establish for working capital, compensating balance requirements, contingencies, payments of Distributions or the funding of any other cash or capital requirements of the Company.

SELECTION, MANAGEMENT AND CUSTODY OF COMPANY’S INVESTMENTS

The Company will engage a 3rd party servicer, the Lender to service our mortgage loans at a cost not to exceed 3% annually of the face value of the mortgages serviced. See Loan Servicing Agreement for more information. We may also hire property managers to manage real estate owned by the Company. Generally, property management costs will be a percentage of gross revenues not to exceed 10%.

Paradyme Equities, LLC OFFERING CIRCULAR
80

LIMITATIONS OF LIABILITY

As permitted by California law, our amended and restated Certificate of Organization and Operating Agreement contain provisions that limit or eliminate the personal liability of our Manager for breaches of duty to the LLC to the fullest extent permitted under California law. California law provides that management of a limited liability company will not be personally liable for monetary damages for breaches of their fiduciary duties as Manager, except liability for:

○	any breach of the Manager’s duty of loyalty to our Members;

○

any act or omission not in good faith, believed to be contrary to the interests of the Company or its Members, involving reckless disregard for the Manager’s duty, for acts that involve an unexcused pattern of inattention that amounts to an abdication of duty, or that involves intentional misconduct or knowing or culpable violation of law;

○	any unlawful payments related to distributions, Unit repurchases, redemptions, loans, guarantees or other distributions; or

○	any transaction from which the Manager derived an improper personal benefit.

These limitations do not affect the availability of equitable remedies, including injunctive relief or rescission. As permitted by California law, our amended and restated Certificate of Organization and Operating Agreement also provide that:

○	we will indemnify our Manager, its officers, and employees to the fullest extent permitted by law;

○	we will indemnify our other employees and other agents to the same extent that we indemnify our Manager; and

○	we will advance expenses to our Manager, its officers, and employees in connection with a legal proceeding.

The indemnification provisions contained in our amended and restated Certificate of Organization and Operating Agreement are not exclusive.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Offering as having prepared or certified any part of this Offering or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the offering of the Class A Interests was employed on a contingency basis, or had, or is to receive, in connection with the Offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Trowbridge Sidoti LLP is providing legal services relating to this Form 1-A.

Paradyme Equities, LLC OFFERING CIRCULAR
81

Financial Statements

Paradyme Equities, LLC

F-1

INDEPENDENT AUDITOR’S REPORT

August 9, 2017

To:	Board of Managers, Paradyme Equities, LLC
Attn: Ivan Oberon and Ryan Garland

Re:	2017 (inception) Financial Statement Audit

We have audited the accompanying financial statements of Paradyme Equities, LLC (a limited liability company organized in the State of California) (the “Company”), which comprise the balance sheets as of July 31, 2017, and the related statements of income, retained earnings, and cash flows for the period May 16, 2017 (inception) through July 31, 2017, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of the Company’s financial statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion.

An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

F-2

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of July 31, 2017, and the results of its operations and its cash flows for the period of May 16, 2017 (inception) through July 31, 2017 in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter Regarding Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in the Notes to the Financial Statements, the Company is a business that has not yet commenced its planned operations, has incurred costs, and has not generated any revenues while seeking to raise capital under Title IV of the JOBS Act. Considering these factors, there exist substantial doubt as to whether the Company can continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of this uncertainty and we provide no opinion at this time about whether the Company will be successful in its plans to continue as a going concern.

Sincerely,

IndigoSpire CPA Group

IndigoSpire CPA Group, LLC

Aurora, CO

F-3

Paradyme Equities, LLC

Balance Sheet

As of July 31, 2017

See Accountant's’ Audit Report and Notes to the Financial Statements

ASSETS
July 31, 2017
ASSETS
Current Assets
Cash & Cash Equivalents	5,000
Deferred Issuance Costs	15,000
Total Current Assets	20,000

Non-current Assets
None

TOTAL ASSETS	20,000

LIABILITIES AND MEMBERS’ EQUITY
LIABILITIES
Current Liabilities
Manager Loan	20,000
Total Current Liabilities	20,000

Non-current Liabilities
None

TOTAL LIABILITIES	20,000

MEMBERSHIP EQUITY
Membership Interest	0
Retained Earnings, net of Distributions	0

TOTAL MEMBERSHIP EQUITY	0

The accompanying Notes are an important and integral part of the financial statements

F-4

Paradyme Equities, LLC

Income Statement

For the period May 16, 2017 (inception) through July 31, 2017

See Accountant's’ Audit Report and Notes to the Financial Statements

July 31, 2017
Revenues, net of Allowances and Returns	0
Less: Cost of Revenues	0

Total Gross Profit	0

Selling, General and Administrative	0

Total Income from Operations	0

Other Income and Expense	0

Total Income before Taxes	0

Provision/(Benefit) for Income Taxes	0

NET INCOME	0

The accompanying Notes are an important and integral part of the financial statements

F-5

Paradyme Equities, LLC

Statement of Changes in Members’ Equity

For the period May 16, 2017 (inception) through July 31, 2017

See Accountant's’ Audit Report and Notes to the Financial Statements

	Class A Interests		Class B Interests		Additional Paid-in	Accumulated Earnings/
	%	$ Amount	%	$ Amount	Capital	(Deficit)	Total
Balance at May 16, 2017 (inception)	0	$0	0	$0	$0	$0	$0
Founders’ interests	100%	0					0
Period Net Income						0	0
Balance at July 31, 2017	100%	$0		$0	$0	$0	$0

The accompanying Notes are an important and integral part of the financial statements

F-6

Paradyme Equities, LLC

Statement of Cash Flows

For the period May 16, 2017 (inception) through July 31, 2017

See Accountant's’ Audit Report and Notes to the Financial Statements

July 31, 2017
CASH FLOWS FROM OPERATIONS
Net Income	0
Increase in Deferred Issuance Costs	(15,000)
Other Adjustments to Net Income	0

TOTAL CASH FLOWS FROM OPERATIONS	(15,000)

CASH FLOWS FROM INVESTING ACTIVITIES
None	0

TOTAL CASH FLOWS FROM INVESTING ACTIVITIES	0

CASH FLOWS FROM MEMBERS’ FINANCING ACTIVITIES
Proceeds from Manager Loan	20,000

CASH FLOWS FROM MEMBERS’ FINANCING ACTIVITIES	20,000

NET CHANGE IN CASH POSITION	5,000

Cash, beginning of period	0
Cash, end of period	5,000

Interest Paid	0
Taxes Paid	0

The accompanying Notes are an important and integral part of the financial statements

F-7

Paradyme Equities, LLC

Notes and Additional Disclosures to the Financial Statements

For the period May 16, 2017 (inception) through July 31, 2017

Note 1 – Summary of Significant Accounting Policies and Corporate Structure

(a) Summary – Paradyme Equities, LLC, a limited liability company formed under the laws of California, (the “Company”) is an early-stage investment limited liability company established by the manager to invest in real estate investments. The Company is headquartered in California.

The Company has not yet begun operations as it is still progressing through the regulatory and capital raising stage. It has not yet made any investments and has not yet accepted any investor capital aside from a loan from an affiliate for expenses associated with the efforts of seeking regulatory and legal approvals.

The Company is seeking an exemption from securities registration under Title IV of the JOBS Act. If approved, the Company my issue securities up to $50 million in value.

(b) Methods of Accounting and Basis for Presentation – The Company prepares the financial statements in accordance with US generally accepted accounting principles which includes usage of the accrual method of accounting to match expenses with the period in which they are associated with revenue.

The accounting and reporting policies of the Company also conform to Article 8 of Regulation S-X of the regulations promulgated by the U.S. Securities and Exchange Commission.

The Company has elected to adopt early application of the Accounting Standards Update No. 2014-10, “Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements.” The Company does not present or disclose certain items otherwise required under Topic 915.

(c) Estimates – The Company prepares the financial statements in accordance with US generally accepted accounting principles which requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, expenses and costs as of the date of the financial statements. Actual results are reconciled with these estimates as they occur but they may differ from initial reporting.

(d) Comparative Financial Statements – Under US generally accepted accounting principles and applicable presentation standards, financial statements are presented in a comparative fashion with prior periods. Years presented herein comply with the disclosure requirements under Title IV of the JOBS Act.

(e) Revenue Recognition – The Company recognizes revenue and costs in accordance with US generally accepted accounting principles.

In May 2014, the Financial Accounting Statements Board (“FASB”) issued Accounting Standards Update No. 2014-09 which significantly updates the standards for revenue recognition for all entities, public, private and not-for- profit, that have contracts with customers to provide goods or services. For private entities, such as the Company, the effective date for implementation of these new standards is for annual periods beginning after December 15, 2018. No pro-forma or early adoption of these new revenue recognition standards has been implemented by the Company.

F-8

(f) Cash and Cash Equivalents – As of the reporting period, the Company has established a bank account with a well known national bank where the account is FDIC insured. As of the balance sheet date, the Company has cash on hand of $5,000.

(g) Accounts or Investments Receivable – As of the reporting period, the Company does not have any account receivable or investor capital commitments receivable.

(h) Fair Value of Financial Instruments - The Company discloses fair value information about financial instruments based upon certain market assumptions and pertinent information available to management. As of the balance sheet date, there were no financial instruments outstanding.

(i) Deferred Offering Costs - The Company complies with the requirements of ASC 340-10. The Deferred Offering Costs of the Company consist solely of legal fees incurred in connection with the capital raising efforts of the Company. Under ASC 340-10, costs incurred are capitalized until the offering whereupon the offering costs are charged to members’ equity or expensed. During the period, the Company incurred $15,000 in legal costs associated with the capital raise mentioned above.

(j) Start-Up Costs - In accordance with ASC 720, costs related to start-up activities, including organizational costs, are expensed in the period incurred. The Company has incurred any Start-Up Costs as of the balance sheet dates. However, in conjunction with the Company’s capital raising efforts, the Company will continue to incur marketing, office and professional expenses.

(k) Income Taxes – The Company will be treated as a flow-through entity for federal and State income tax purposes under the Internal Revenue Code. As such, the Company must allocate items of income, loss, deduction and credit to its shareholders and is not, itself, liable for federal income taxes. The Company will record a provision for income taxes for certain state income tax liabilities, if appropriate.

At this time, no activity of the Company requires a provision for state income tax.

Note 2 – Manager Loan

The Company has recorded a loan payable from the manager for purposes of funding the Company for expenses associated with seeking the securities registration exemption described above. The manager or an affiliate of the Company paid these expenses on behalf of the Company. The Company is obligated to repay these amounts from investor funds raised or profits from investments as soon as prudent. The affiliate company has agreed not to charge the Company interest for these amounts. The Company has borrowed $20,000 as of the balance sheet date.

Note 3 – Line of Credit and Other Liabilities

The Company has not borrowed from any creditor other than the Manager Loan described above.

F-9

Note 4 – Related Party Transactions

The operating agreement of the Company governs the relationship between the Company, its members and the manager. The operating agreement specifically allows for certain related party transactions and cautions members that such transactions may or may not be negotiated at an arm’s length.

As of the reporting date, the only related party transactions entered into by the Company is that of the Manager Loan, discussed in Note 2, above.

Note 5 – Going Concern

The Company’s ability to continue as a going concern in the next twelve months is dependent upon its ability to obtain capital financing from outside investors sufficient to execute upon the Company’s planned real estate development and investment activities. No assurance can be given that the Company will be able to successfully raise capital or continue as a going concern.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 6 – Subsequent Events

The Company has evaluated subsequent events for recognition and disclosure through August 9, 2017 including adoption or implementation of any required accounting standard updates. No subsequent events require disclosure.

F-10

PART III — EXHIBITS

Item 1. Index to Exhibits

1.	Articles of Organization
2.	Operating Agreement
3.	Subscription Agreement
4.	Consent
5.	Opinion re: Legality
6.	Tax Opinion

82

SIGNATURE

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Temecula, State of California, on December 18, 2017.

Manager Paradyme Equities, LLC

Ryan Garland, CEO of Paradyme Funding, Inc.
Manager

Ivan Oberon, Vice President of Paradyme Funding, Inc.
Manager

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Ryan Garland, CEO of Paradyme Funding, Inc.
Manager

Ivan Oberon, Vice President of Paradyme Funding, Inc.
Manager

83